                                                                     Exhibit 4.5
                                                                  CONFORMED COPY


          ************************************************************

                       SOVEREIGN SPECIALTY CHEMICALS, INC.

                               SIA ADHESIVES, INC.

                             PIERCE & STEVENS CORP.

                              as Initial Borrowers

                                       and

                              SUBSIDIARY GUARANTORS

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent
                          -----------------------------

                      AMENDED AND RESTATED CREDIT AGREEMENT


                           Dated as of August 5, 1997

                         ------------------------------

                              CHASE SECURITIES INC.
                                   as Arranger

          ************************************************************

                                TABLE OF CONTENTS

            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page

Section 1.  Definitions and Accounting Matters...............................  2
         1.01  Certain Defined Terms.........................................  2
         1.02  Accounting Terms and Determinations........................... 38
         1.03  Classes and Types of Loans.................................... 39
         1.04  References to Date............................................ 39

Section 2.  Commitments, Loans, Notes and Prepayments........................ 40
         2.01  Loans......................................................... 40
         2.02  Borrowings.................................................... 42
         2.03  Letters of Credit............................................. 42
         2.04  Changes of Commitments........................................ 49
         2.05  Commitment Fee................................................ 49
         2.06  Lending Offices............................................... 50
         2.07  Several Obligations; Remedies Independent..................... 50
         2.08  Notes......................................................... 50
         2.09  Optional Prepayments and Conversions or
                  Continuations of Loans..................................... 51
         2.10  Mandatory Prepayments and Reductions of
                  Commitments................................................ 52
         2.11  Joint and Several Obligations................................. 59
         2.12  Acquisition Loans............................................. 59

Section 3.  Payments of Principal and Interest............................... 59
         3.01  Repayment of Loans............................................ 59
         3.02  Interest...................................................... 60

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
          ................................................................... 61
         4.01  Payments...................................................... 61
         4.02  Pro Rata Treatment............................................ 62
         4.03  Computations.................................................. 62
         4.04  Minimum Amounts............................................... 63
         4.05  Certain Notices............................................... 63
         4.06  Non-Receipt of Funds by the Administrative Agent.............. 64
         4.07  Sharing of Payments, Etc...................................... 65

Section 5.  Yield Protection, Etc............................................ 67
         5.01  Additional Costs.............................................. 67
         5.02  Limitation on Types of Loans.................................. 70
         5.03  Illegality.................................................... 70
         5.04  Treatment of Affected Loans................................... 71
         5.05  Compensation.................................................. 71


                                       (i)

                                                                            Page
                                                                            ----

         5.06  Additional Costs in Respect of Letters of Credit.............. 72
         5.07  U.S. Taxes.................................................... 73
         5.08  Replacement of Lenders........................................ 74

Section 6.  Guarantee........................................................ 75
         6.01  The Guarantee................................................. 75
         6.02  Obligations Unconditional..................................... 76
         6.03  Reinstatement................................................. 77
         6.04  Subrogation................................................... 77
         6.05  Remedies...................................................... 77
         6.07  Continuing Guarantee.......................................... 78
         6.08  Rights of Contribution........................................ 78
         6.09  General Limitation on Guarantee Obligations................... 79

Section 7.  Conditions Precedent............................................. 79
         7.01  Effectiveness of this Agreement............................... 79
         7.02  Initial and Subsequent Extensions of Credit................... 89

Section 8.  Representations and Warranties................................... 90
         8.01  Corporate Existence........................................... 90
         8.02  Financial Condition........................................... 90
         8.03  Litigation.................................................... 91
         8.04  No Breach..................................................... 91
         8.05  Action........................................................ 92
         8.06  Approvals..................................................... 92
         8.07  ERISA......................................................... 92
         8.08  Taxes......................................................... 92
         8.09  Investment Company Act........................................ 93
         8.10  Public Utility Holding Company Act............................ 93
         8.11  Material Agreements and Liens................................. 93
         8.12  Environmental Matters......................................... 94
         8.13  Capitalization................................................ 96
         8.14  Subsidiaries, Etc............................................. 97
         8.15  True and Complete Disclosure.................................. 97
         8.16  Real Property................................................. 98
         8.17  Certain Documents............................................. 98
         8.18  Solvency...................................................... 98

Section 9.  Covenants of the Obligors........................................ 99
         9.01  Financial Statements Etc...................................... 99
         9.02  Litigation....................................................103
         9.03  Existence, Etc................................................103
         9.04  Insurance.....................................................104
         9.05  Prohibition of Fundamental Changes............................107
         9.06  Limitation on Liens...........................................110
         9.07  Indebtedness..................................................112
         9.08  Investments...................................................113
         9.09  Restricted Payments...........................................115
         9.10  Certain Financial Covenants...................................116
         9.11  Management Fees...............................................118
         9.12  Capital Expenditures..........................................118


                                      (ii)

                                                                            Page
                                                                            ----

         9.13  Holding Company...............................................118
         9.14  Subordinated Indebtedness.....................................119
         9.15  Lines of Business.............................................119
         9.16  Transactions with Affiliates..................................119
         9.17  Use of Proceeds...............................................120
         9.18  Certain Obligations Respecting Restricted
                  Subsidiaries...............................................120
         9.19  Modifications of Certain Documents............................121
         9.20  Equity Issuance...............................................122
         9.21  Newly-Acquired Real Property..................................122
         9.22  Governmental Approvals........................................123
                  9.23  Appraisal............................................123

Section 10.  Events of Default...............................................124

Section 11.  The Administrative Agent........................................129
         11.01  Appointment, Powers and Immunities...........................129
         11.02  Reliance by Administrative Agent.............................130
         11.03  Defaults.....................................................130
         11.04  Rights as a Lender...........................................131
         11.05  Indemnification..............................................131
         11.06  Non-Reliance on Administrative Agent and Other
                  Lenders....................................................132
         11.07  Failure to Act...............................................132
         11.08  Resignation or Removal of Administrative Agent...............132
         11.09  Consents under Other Loan Documents..........................133

Section 12.  Miscellaneous...................................................134
         12.01  Waiver.......................................................134
         12.02  Notices......................................................134
         12.03  Expenses, Etc................................................134
         12.04  Amendments, Etc..............................................136
         12.05  Successors and Assigns.......................................137
         12.06  Assignments and Participations...............................137
         12.07  Survival.....................................................140
         12.08  Captions.....................................................140
         12.09  Counterparts.................................................140
         12.10  Governing Law; Submission to Jurisdiction....................140
         12.11  Waiver of Jury Trial.........................................141
         12.12  Limitation of Liability......................................141
         12.13  Treatment of Certain Information;
                  Confidentiality............................................141


                                      (iii)

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Capitalization and Investments
SCHEDULE III - Real Property
SCHEDULE IV  - List of Affiliate Transactions
SCHEDULE V   - Environmental Matters

EXHIBIT A-1  - Form of Revolving Credit Note
EXHIBIT A-2  - Form of Term Loan Note
EXHIBIT B    - Form of Borrowing Base Certificate
EXHIBIT C    - Form of Security Agreement
EXHIBIT D    - Form of Partnership Pledge Agreement
EXHIBIT E    - Form of Confidentiality Agreement
EXHIBIT F    - Form of Assignment and Acceptance
EXHIBIT G    - Form of Joinder Agreement


                                      (iv)

            AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 5, 1997 between: SOVEREIGN SPECIALTY CHEMICALS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("SSC"); SIA ADHESIVES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware ("SIA") and successor by merger to Sovereign Engineered Adhesives, L.L.C., a Delaware limited liability company ("SEA"); and PIERCE & STEVENS CORP., a corporation duly organized and validly existing under the laws of the State of New York and into which P&S (as defined below) has merged ("Pierce & Stevens" and together with SSC, SIA and (after the consummation of the Acquisition (as defined in Section 1.01 hereof) and the execution and delivery by Evode-Tanner Industries, Inc., a corporation duly organized and validly existing under the laws of the state of New Hampshire ("Evode"), Laporte Construction Chemicals North America, Inc., a corporation duly organized and validly existing under the laws of the State of Illinois ("LCCNA"), and Mercer Products Company, Inc., a corporation duly organized and validly existing under the laws of the State of New Jersey ("Mercer"), of a Joinder Agreement (as defined in Section 1.01 hereof)), Evode, LCCNA and Mercer, individually a "Borrower" and collectively, the "Borrowers"); each of the Subsidiaries of SSC that becomes a "Guarantor" after the date hereof pursuant to Section 9.18(a) hereof (individually, a "Guarantor" and, collectively, the "Guarantors"; the Guarantors and the Borrowers being referred to herein as the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 12.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            WHEREAS, Sovereign Specialty Chemicals, L.P., a Delaware limited partnership (the "Partnership"), SIA and Pierce & Stevens (the "Existing Borrowers"), certain of the Lenders (the "Existing Lenders") and the Administrative Agent are parties to a Credit Agreement dated as of August 19, 1996 (as heretofore modified and supplemented and in effect on the date hereof immediately before giving effect to the amendment and restatement contemplated hereby, the "Existing Credit Agreement"). Pursuant to the Existing Credit Agreement, (a) certain of the Existing Lenders committed to make revolving credit loans to the Existing Borrowers in an original aggregate principal amount not exceeding $15,000,000 at any one time outstanding, with a portion of such commitments made available for the issuance of letters of credit in an aggregate amount not exceeding $5,000,000 at any one time


                                Credit Agreement
outstanding and (b) certain of the Existing Lenders committed to make term loans to the Existing Borrowers in an original aggregate principal amount not exceeding $25,000,000.

            WHEREAS, the Borrowers have requested that the Existing Lenders (which include all of the Persons that on the date hereof are Lenders under, and as defined in, the Existing Credit Agreement) and the Administrative Agent agree to amend and restate the Existing Credit Agreement in its entirety, and the Existing Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement in its entirety, in order to, among other things,
(a) cause the Borrowers to be the joint and several borrowers thereunder and cause the Guarantors to be the joint and several guarantors thereunder, (b) increase the aggregate amount of the commitments to make revolving credit loans to $30,000,000 and (c) reinstate the commitments to make term loans and increase the aggregate amount thereof to $30,000,000.

            NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as of the date hereof (but subject to Section 7.01) to read in its entirety as follows:

            Accordingly, the parties hereto agree as follows:

            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "ABR Loans" shall mean Loans that bear interest at rates based upon the ABR Rate.

            "ABR Rate" shall mean, for any day, a rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus 1/2 of 1%, (b) the Prime Rate for such day and (c) the Base CD Rate for such day plus 1%. Each change in any interest rate provided for herein based upon the ABR Rate resulting from a change in the ABR Rate shall take effect at the time of such change in the ABR Rate.

            "Acquisition" shall mean the acquisition by the Partnership and SSC, in accordance with the Acquisition Documents, of all outstanding shares of capital stock of the


                                Credit Agreement

Target Companies, immediately followed by the contribution by the Partnership to SSC of all such shares so acquired by the Partnership.

            "Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of May 22, 1997 between Laporte, as seller, and the Partnership and SSC, as buyers, as amended by that certain Closing Agreement as of August 5, 1997, as the same shall, subject to Section 9.19 hereof, be further modified and supplemented and in effect from time to time.

            "Acquisition Documents" shall mean the Acquisition Agreement and the documents referred to in the Schedules thereto.

            "Acquisition Loan" has the meaning assigned to such term in Section 2.01(b) hereof.

            "Acquisition Loan Availability Period" has the meaning assigned to such term in Section 2.01(b) hereof.

            "Administrative Agent" has the meaning assigned to such term in the heading hereof.

            "Affiliate" shall mean, with respect to any Person (the "First Person") any other Person (the "Other Person") that directly or indirectly controls, or is under common control with, or is controlled by, such First Person and, if such Other Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual (and no member of the immediate family (including parents, spouse, children and siblings) of any individual or any trust whose principal beneficiary is such individual or one or more members of such


                                Credit Agreement
immediate family and no Person who is controlled by any such member or trust) shall be an Affiliate of SSC or any of its Subsidiaries solely by reason of such individuals being a director, officer or employee of a Borrower, the Partnership, any Partner, any shareholder of any Partner or any Subsidiary of any of the foregoing Persons, (b) no Restricted Subsidiaries that are Wholly Owned Subsidiaries of a Borrower shall be Affiliates of SSC or any of its Restricted Subsidiaries and (c) no Lender and no affiliate of any Lender shall be an Affiliate of SSC or any of its Restricted Subsidiaries.

            "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrowers as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Rate" shall mean: (a) with respect to ABR Loans, 1.250% per annum; (b) with respect to Eurodollar Loans, 2.500% per annum; (c) with respect to commitment fees, 0.500%; and (d) with respect to letter of credit fees, 2.500%; provided that if the Pricing Ratio as at the last day of any fiscal quarter of SSC ending on or after September 30, 1997 shall fall within any of the ranges set forth below then, subject to the delivery to the Administrative Agent of a certificate of a Senior Officer demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Rate" for each such item shall be reduced to the rate for such item set forth below opposite such range during the period commencing on the Quarterly Date on or immediately following the date of receipt of such certificate to but not including the next succeeding Quarterly Date thereafter (except that notwithstanding the foregoing, the Applicable Rate for any such Loan shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):


                                Credit Agreement

================================================================================
Pricing Ratio        ABR Loans     Eurodollar     Commitment       Letter of
                                   Loans          Fees             Credit
                                                                   Fees
--------------------------------------------------------------------------------
Less than 3.0         0.250          1.500          0.375            1.500
to 1
--------------------------------------------------------------------------------
Greater than or                      1.750          0.375            1.750
equal to 3.0 to
1 and less than       0.500
3.5 to 1
--------------------------------------------------------------------------------
Greater than or                      2.000          0.375            2.000
equal to 3.5 to
1 and less than       0.750
4.0 to 1
--------------------------------------------------------------------------------
Greater than or                      2.250          0.500            2.250
equal to 4.0 to
1 and less than       1.000
4.5 to 1
--------------------------------------------------------------------------------
Greater than or       1.250          2.500          0.500            2.500
equal to 4.5 to
1
================================================================================

            "Assessment Rate" shall mean, for any Interest Period, the average of the highest and lowest annual assessment rates (determined by the Administrative Agent as at the first day of such Interest Period and rounded upwards, if necessary, to the nearest 1/100 of 1%) that the Federal Deposit Insurance Corporation (or any successor) charges members of the Bank Insurance Fund pursuant to 12 C.F.R. Part 327 (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such members in the United States of America.

            "BAIC/MIG Stock Purchase Agreement" shall mean the BAIC/MIG Stock Purchase Agreement dated as of August 19, 1996 among SCC, BankAmerica Investment Corporation and MIG Partners II, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "BAIC/MIC Unit Purchase Agreement" shall mean the BAIC/MIG Unit Purchase Agreement dated as of August 19, 1996 among the Partnership, BankAmerica Investment Corporation and MIG


                                Credit Agreement

Partners II, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

            "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the Reserve Requirement and (b) the Assessment Rate.

            "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

            "Borrowers" has the meaning assigned to such term in the heading hereof.

            "Borrowing Base" shall mean, as at any date, the sum of (a) 85% of the aggregate amount of Eligible Receivables (other than Eligible Foreign Receivables) as at the date (the "Base Date") covered by the Borrowing Base Certificate received by the Administrative Agent on or most recently prior to such date plus (b) 75% of the aggregate amount of Eligible Foreign Receivables as at the Base Date plus (c) 50% of the aggregate value of Eligible Inventory as at the Base Date, provided that in no event shall the portion of the Borrowing Base attributable to Eligible Inventory exceed 50% of the Borrowing Base and the Borrowing Base shall be reduced by the amount of the excess to the extent such portion would otherwise exceed 50%. The "value" of Eligible Inventory shall be determined at the lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

            "Borrowing Base Certificate" shall mean a certificate of a Senior Officer, substantially in the form of Exhibit B hereto and appropriately completed.

            "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City or Illinois, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Borrowers with respect to any such borrowing, payment, prepayment, Conversion or Interest Period,


                                Credit Agreement
that is also a day on which dealings in Dollar deposits are carried out in the London interbank market and (c) if such day relates to the determination of the Dollar Equivalent of any amount denominated in a currency other than Dollars, that is also a day on which the London foreign exchange market settles payments in such other currency.

            "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by SSC or any of its Restricted Subsidiaries (including the Target Companies prior to the Restatement Effective
Date) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that the term "Capital Expenditures" shall not include expenditures made in connection with acquisitions permitted by Section 9.05(d) or 9.05(e) hereof.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Casualty Event" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

            "Casualty-Related Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(a) hereof.

            "Change of Control" shall mean any of the following events:

            (i) prior to any Qualifying Public Offering, either (a) the failure by the Controlling Partners, the Lenders and the affiliates of the Lenders to own, directly or indirectly, more than 50% of the financial and management controlling interests in the Partnership, (b) any Partner shall grant a Lien on its partnership interest in the Partnership in contravention of the Investors Agreement or


                                Credit Agreement

      (c) any Person other than the Partnership shall own any capital stock of SSC,

            (ii) after any Qualifying Public Offering, any Person or group of related Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than the Partnership, the Controlling Partners, the Lenders and the affiliates of the Lenders) shall own, directly or indirectly, 25% or more of the financial or management controlling interests in SSC, or

            (iii) a "Change of Control" under and as defined in the Senior Subordinated Debt Documents.

            "Chase" shall mean The Chase Manhattan Bank, a New York banking corporation.

            "Class" shall have the meaning assigned to such term in Section 1.03 hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Account" shall have the meaning assigned to such term in
Section 4.01 of the Security Agreement.

            "Commitments" shall mean the Revolving Credit Commitments and the Term Loan Commitments.

            "Contingent Repurchase Obligations" shall mean obligations to purchase, redeem, retire or otherwise acquire from any individual that is an officer or employee of the Partnership, SSC or any Restricted Subsidiary of SSC any capital stock issued by, or partnership interest (whether general or limited) or other similar equity interest in the Partnership, SSC or any Restricted Subsidiary of SSC and held by such individual, which obligations shall become owing (whether or not then due and payable) upon the death or disability of such individual or upon the termination of employment of such individual by the Partnership or any of its Subsidiaries.

            "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

            "Controlling Partners" shall mean First Chicago Equity Corporation, Cross Creek Partners, Waud Capital Partners, L.L.C.,


                                Credit Agreement

Waud Capital Partners-I, L.P., Waud Capital Partners-II, L.P., Robert Covalt, William Schram, and the Affiliates of the aforementioned Persons.

            "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into the other Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

            "Credit Exposure" shall mean, with respect to any Lender, the aggregate unutilized amount of the Commitments of such Lender, the aggregate outstanding principal amount of all Loans made by such Lender and the aggregate amount of Letter of Credit Liabilities of such Lender.

            "Credit Parties" shall mean the Obligors and the Partnership.

            "Credit-Supported Receivable" shall mean a Receivable to the extent that the payment thereof is Guaranteed under a letter of credit issued for account of the related account debtor by a Lender or by a bank with a combined capital and surplus of at least $500,000,000, or insured by Export-Import Bank of the United States of America or Overseas Private Investment Corporation or by American International Group Inc or a Subsidiary thereof.

            "Debt Issuance" shall mean the creation, issuance or incurrence by SSC or any of its Restricted Subsidiaries after the Restatement Effective Date of Subordinated Indebtedness.

            "Debt Service" shall mean, for any period, the sum, for SSC and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (excluding prepayments under Section
2.09 or 2.10 hereof, but including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made or required to be made during such period plus (b) all Interest Expense for such period.

            "Deductible Reserves" shall mean, with respect to any Disposition, reasonable and customary reserves established by SSC or a Restricted Subsidiary to cover direct or contingent obligations incurred or undertaken in connection with such Disposition as certified by SSC to the Administrative Agent at the time of such Disposition.


                                Credit Agreement

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by SSC or any of its Restricted Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of to any Obligor or in the ordinary course of business and on ordinary business terms.

            "Disposition-Related Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(a) hereof.

            "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount (the "Non-Dollar Amount") denominated in a currency other than Dollars, the amount of Dollars that would be required to purchase the Non-Dollar Amount on such date based upon the spot selling rate at which Chase offers to sell such Non-Dollar Amount for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, for any period, the sum, for SSC and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) net operating income (calculated before taxes or payments made in lieu of taxes, Interest Expense, extraordinary and unusual items) for such period plus (b) depletion, depreciation, amortization and other non-cash charges and expenses (to the extent deducted in determining net operating income) for such period, plus (c) transaction costs and expenses incurred in connection with the Acquisition and the closing of the other transactions and permitted acquisitions contemplated hereby (to the extent deducted in determining net operating income) for such period minus (d) (except to the extent deducted in calculating net operating income) Management Fees paid during such period; provided that in no event shall Management Fees referred to in the last sentence of Section 9.11 of the Existing Credit Agreement be deducted in calculating net operating income or by operation of the preceding clause (d). If at any time during such period SSC or any of its Restricted Subsidiaries shall have made an acquisition of a business (other than the Acquisition), EBITDA for such period shall be calculated after


                                Credit Agreement
giving pro forma effect to such acquisition as if such acquisition occurred on the first day of such period.

            "Eligible Foreign Country" shall mean Australia, Canada, New Zealand, Japan, South Korea, Taiwan, Malaysia, Thailand, Singapore or a member country of the European Union.

            "Eligible Foreign Receivables" shall mean Eligible Receivables (other than Credit-Supported Receivables) owing by an account debtor whose principal place of business is in an Eligible Foreign Country.

            "Eligible Inventory" shall mean, as at any date, the sum of the following (determined without duplication) all Inventory (i) that is owned by (and (except to the extent provided in the last sentence of this definition) in the possession or under the control of) the Obligors as at such date, (ii) that is located in a jurisdiction in the United States of America, (iii) as to which appropriate Uniform Commercial Code financing statements have been filed naming such Obligor as "debtor" and the Administrative Agent as "secured party", (iv) that is in good condition, (v) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale and (vi) that is either currently usable or currently saleable in the normal course of such Obligor's business without any notice to, or consent of, any governmental agency or department or division thereof (excluding however, except to the extent that the Majority Lenders otherwise agree with respect to any specific customer, any such Inventory that has been shipped to a customer of such Obligor on a consignment or "sale or return" basis); provided that in no event shall Inventory that is unmarketable be "Eligible Inventory". Inventory that would otherwise be Eligible Inventory but for the parenthetical subclause of clause (i) above shall not be excluded from Eligible Inventory solely because it has been shipped to a customer, provided that the aggregate amount of such Inventory may not exceed 20% of the Eligible Inventory; and Inventory that would otherwise be Eligible Inventory but for clause (ii) above shall not be excluded from Eligible Inventory solely because it is not located in a jurisdiction in the United States of America, provided that the aggregate amount of such Inventory may not exceed 20% of the Eligible Inventory.

            "Eligible Receivables" shall mean, as at any date, the aggregate amount of all Receivables at such date payable to any Obligor as to which appropriate Uniform Commercial Code financing statements have been filed naming such Obligor as "debtor" and


                                Credit Agreement
the Administrative Agent as "secured party", other than the following (determined without duplication):

            (a) any Receivable not payable in Dollars or in any other freely convertible currency,

            (b) any Receivable that, at the date of issuance of the invoice therefor, was payable more than 60 days (or, in the case of any Receivable owing from an account debtor whose principal place of business is located outside of the United States of America, 90 days) after shipment of the related Inventory,

            (c) any Receivable owing from a Subsidiary or Affiliate of such Obligor,

            (d) the amount of any Receivable (other than a Credit-Supported Receivable) owing from an account debtor whose principal place of business is located outside of the United States of America as may be necessary such that (i) the Receivables (other than Credit-Supported Receivables) owing from such account debtor and its Affiliates at the time would not exceed 3-1/2% of all Eligible Receivables then payable to the Obligors and
      (ii) the Receivables (other than Credit-Supported Receivables) owing by all account debtors whose principal place of business is located outside of the United States of America and their Affiliates would not exceed 30% of all Eligible Receivables then payable to the Obligors (provided that Eligible Receivables shall in any event not include any Receivable (other than Credit-Supported Receivables) owing by any account debtor whose principal place of business is not in the United States or an Eligible Foreign Country),

            (e) any Receivable that remains unpaid for more than 120 days after the date of the issuance of the original invoice therefor,

            (f) all Receivables of any account debtor if more than 25% of the aggregate amount of the Receivables owing from such account debtor shall at the time have remained unpaid for more than 120 days after the date of the issuance of the original invoices therefor,

            (g) the amount, if any, of Receivables owing from any account debtor (other than General Motors Corporation, Ford Motor Company, Chrysler Corporation, The Boeing Company or their respective Subsidiaries) as may be necessary such that


                                Credit Agreement
      the Receivables owing from such account debtor and its Affiliates at the time would not exceed 7% of all Eligible Receivables then payable to the Obligors,

            (h) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

            (i) any Receivable evidenced by an Instrument (as defined in the Security Agreement) not in the possession of the Administrative Agent, and

            (j) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement.

            "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,


                                Credit Agreement
disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

            "Environmental Reports" shall mean the environmental assessments referred to in Section 7.01(k) hereof.

            "Equity Documents" shall mean, collectively, (i) the Stock Purchase and Exchange Agreement, dated as July 31, 1997, by and among the General Partner, the purchasers listed on Schedule I thereto and the management employees listed on Schedule II thereto, as the same shall, subject to Section
9.19 hereof, be modified and supplemented and in effect from time to time, (ii) the Partnership Unit Purchase and Exchange Agreement, dated as of July 31, 1997, by and among the Partnership, the purchasers listed on Schedule I thereto and the management employees listed on Schedule II thereto, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time, (iii) the Investors Agreement, (iv) the Partnership Agreement, (v) Contribution Agreement, dated as July 31, 1997, by the General Partner as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time, (vi) the Stock Subscription and Contribution Agreement, dated as of July 31, 1997, between the Partnership and SSC, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time, (vii) the Purchase Agreement, dated as of July 31, 1997, between the Class A Common Stock Partnership and SSC, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time, (viii) BAIC/MIG Stock Purchase Agreement and (ix) the BAIC/MIC Unit Purchase Agreement.

            "Equity Issuance" shall mean (a) any issuance or sale by SSC or any of its Restricted Subsidiaries after the Restatement Effective Date of (i) any of its partnership interests (whether as a general or a limited partner), membership interests or capital stock, (ii) any warrants or options exercisable in respect of any of its partnership interests (whether as a general or a limited partner), membership interests or capital stock (other than any warrants or options issued to directors, officers or employees of SSC or any of its Restricted Subsidiaries exercisable in respect of partnership interests in the Partnership pursuant to employee benefit plans established in the ordinary course of business and any partnership interests in the Partnership issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in SSC or any of its Restricted Subsidiaries or (b) the receipt


                                Credit Agreement
by SSC or any of its Restricted Subsidiaries after the Restatement Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by a Restricted Subsidiary of a Borrower to a Borrower or any Restricted Subsidiary that is a Wholly Owned Subsidiary of a Borrower, (y) any capital contribution by a Borrower or any Restricted Subsidiary that is a Wholly Owned Subsidiary of a Borrower to any Restricted Subsidiary of such Borrower or (z) any such issuance (other than a Qualifying Public Offering) required by any Transaction Document as in effect on the date hereof.

            "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Obligor is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Obligor is a member.

            "Escrowed Funds" shall mean the "Environmental Escrowed Funds" as defined in the Purchase Agreement dated as of August 19, 1996 among The Sherwin-Williams Company, Pierce & Stevens, the Partnership and P&S, as in effect on the date hereof.

            "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Rate" in this
Section 1.01.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum quoted by Chase approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days


                                Credit Agreement
prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by Chase for such Interest Period. If Chase is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Rate for such Loans for such Interest Period shall be determined by reference to deposits in the amount of $5,000,000.

            "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

            "Evode" shall mean Evode-Tanner Industries, Inc., a New Hampshire corporation.

            "Excess Cash Flow" shall mean, for any fiscal year of SSC (the "Applicable Year"), the excess of (a) the sum of EBITDA for such Applicable Year plus non-cash credits included in calculating EBITDA in a fiscal year of SSC preceding such Applicable Year that are paid in cash in such fiscal year over
(b) the sum (without duplication) of (i) Capital Expenditures and acquisitions made during such Applicable Year and cash consideration paid by SSC and its Restricted Subsidiaries for permitted acquisitions in such Applicable Year (other than Capital Expenditures financed by the incurrence of Indebtedness) plus (ii) the aggregate amount of Debt Service for such Applicable Year plus
(iii) the amount (the "Carry Forward Amount") of Capital Expenditures permitted to have been made, but not made, during such Applicable Year under the first sentence of Section 9.12 hereof and permitted to be made in the following fiscal year of SSC minus (iv) the Carry Forward Amount from the preceding fiscal year of SSC not used as Capital Expenditures in such Applicable Year plus (v) Restricted Payments made during such Applicable Year by any Obligor plus (vi) any increase (or minus any decrease) in Working Capital from the first to the last day of such period plus (viii) taxes paid in cash by SSC and its Restricted Subsidiaries for such Applicable Year plus (ix) non-cash charges deducted in calculating EBITDA in a fiscal year of SSC preceding such Applicable Year that are paid in cash in such fiscal year plus (x) non-cash credits included in calculating EBITDA in such Applicable Year plus (xi) to the extent not already deducted in the determination of EBITDA for such period, the aggregate amount of cash payments in respect of incentive compensation and earn-out and similar arrangements made during such period, plus (xii) the Net Available Proceeds of any Disposition included in determining EBITDA for such period. All calculations relating to the Target Companies for purposes of


                                Credit Agreement
determining Excess Cash Flow for the fiscal year of SSC ending December 31, 1997 shall be for the period commencing on the Restatement Effective Date and ending December 31, 1997.

            "Exchange Securities Indenture" shall have the meaning assigned to such term in the Registration Rights Agreement, as such Exchange Securities Indenture shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "Existing Borrowers" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Lenders" shall have the meaning assigned to such term in the recitals hereto.

            "Existing Letters of Credit" shall mean letters of credit issued hereunder prior to the Restatement Effective Date that are outstanding on the Restatement Effective Date.

            "Existing Subordinated Debt" shall mean the Indebtedness of the Borrowers and the Guarantors under the Senior Subordinated Note, Stock and Unit Purchase Agreement dated as of August 19, 1996 among SSC, the Existing Borrowers, the General Partner, Bank of America Illinois, BankAmerica Investment Corporation and MIG Partners II, the promissory notes evidencing Indebtedness thereunder substantially in the form of Exhibit A thereto and the guarantees of such Indebtedness issued by Guarantors substantially in the form of Exhibit K thereto.

            "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.


                                Credit Agreement

            "Final Maturity Date" shall mean the seventh anniversary of the Restatement Effective Date, or, if such anniversary is not a Business Day, the Business Day preceding such anniversary.

            "Foreign Companies" shall mean (i) Pierce & Stevens Holding Corporation de Mexico S.A. de C.V., Pierce & Stevens de Mexico S.A. de C.V. and Pierce & Stevens Corporation S.A. de C.V., each of which is organized under the laws of Mexico and (ii) Sovereign Specialty Chemicals (SPte. Ltd), which is organized under the laws of Singapore.

            "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

            "General Partner" shall mean the general partner of the Partnership.

            "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

            "Guarantor" has the meaning assigned to such term in the heading hereof.

            "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined


                                Credit Agreement
as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Hedging Agreement" shall mean, for any Person, a swap, cap or collar agreement, hedge, exchange or similar protection arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks, foreign currency exchange fluctuations or fluctuations in prices of commodity chemicals either generally or under specific contingencies.

            "Holding Company" shall mean a Person whose sole material Properties consist of capital stock of, or partnership or membership interests and/or other equity interests in, one or more Subsidiaries of SSC.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) Capital Lease Obligations of such Person; and (e) Indebtedness of others Guaranteed by such Person.

            "Interest Coverage Ratio" shall mean, as at any date, the ratio of
(i) the sum of (a) EBITDA (excluding the portion attributable to the Target Companies) for the period of four fiscal quarters of SSC ending on or most recently ended prior to such date and (b) the product of the portion of EBITDA attributable to the Target Companies for the Relevant Period for such date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days in such


                                Credit Agreement

Relevant Period to (ii) Interest Expense for such Relevant Period.

            "Interest Expense" shall mean, for any period, the sum, for SSC and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

            If at any time during such period SSC or any of its Restricted Subsidiaries shall have made an acquisition (whether by merger or otherwise) financed with Indebtedness, such acquisition shall, for the purposes of calculating Interest Expense, be deemed to have occurred on the first day of such period, and Interest Expense for such period shall be calculated as if the interest rate applicable to such Indebtedness were, throughout such period equal to Loans made from time to time under this Agreement throughout such period (or if a senior financial officer can demonstrate to the reasonable satisfaction of the Majority Lenders that a different interest rate should be used for such purpose, such different rate).

            "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from an ABR Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first or second or (subject to the provisions of Section 2.01(c) hereof) third or sixth calendar month thereafter, as the Borrowers may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

            Notwithstanding the foregoing: (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (ii) no Interest Period for any Term Loans may commence before and end after any Principal Payment Date unless, after


                                Credit Agreement
giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clause (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

            "Inventory" shall mean specialty chemical products and related products and other readily marketable materials, including raw materials, of a type manufactured, sold or consumed by the Obligors in the ordinary course of business.

            "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

            "Investors Agreement" shall mean the Amended and Restated Investors Agreement dated as of August 19, 1996, as amended as of October 7, 1996 and as of July 31, 1997, among the General Partner, the Partnership and each of the investors party thereto, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.


                                Credit Agreement

            "IPO" shall mean an initial public offering of any capital stock, partnership interests or other similar equity interests by SSC, the Partnership or the General Partner.

            "Issuance-Related Reserved Commitment Amount" shall have the meaning assigned to such term in Section 2.01(a) hereof.

            "Issuing Bank" shall mean Chase, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

            "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Exhibit G hereto among the Target Companies and the Administrative Agent.

            "Laporte" shall mean Laporte Inc., a Delaware corporation.

            "LCCNA" shall mean Laporte Construction Chemicals North America, Inc., an Illinois corporation.

            "Lender" has the meaning assigned to such term in the heading hereof.

            "Letters of Credit" shall have the meaning assigned to such term in
Section 2.03 hereof, and shall include the Existing Letters of Credit.

            "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

            "Letter of Credit Interest" shall mean, for each Revolving Credit Lender, such Lender's participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

            "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit,


                                Credit Agreement
the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrowers at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Revolving Credit Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders other than the Issuing Bank of their participation interests under said Section 2.03.

            "Leverage Ratio" shall mean, as at any date, the ratio of (i) the aggregate principal amount of all Indebtedness of SSC and its Restricted Subsidiaries on such date (calculated on a consolidated basis in accordance with GAAP) to (ii) the sum of (a) EBITDA (excluding the portion thereof attributable to the Target Companies) for the period of four fiscal quarters of SSC ending on or most recently ended prior to such date and (b) the product of the portion of EBITDA attributable to the Target Companies for the Relevant Period for such date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days in such Relevant Period.

            "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

            "Limited Partners" shall mean the limited partners of the Partnership.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents and the Joinder Agreement.

            "Loans" shall mean the Revolving Credit Loans and the Term Loans.


                                Credit Agreement

            "Majority Lenders" shall mean Lenders holding more than 50% of the Credit Exposures of all of the Lenders, as calculated at the time of determination.

            "Majority Revolving Credit Lenders" shall mean Revolving Credit Lenders having more than 50% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Lenders holding more than 50% of the sum of (a) the aggregate unpaid principal amount of the Revolving Credit Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

            "Majority Term Lenders" shall mean Term Loan Lenders holding more than 50% of the aggregate outstanding principal amount of the Term Loans or, if the Term Loans shall not have been made, more than 50% of the Term Loan Commitments.

            "Management Fees" shall mean, for any period, the sum of all fees, salaries and other compensation paid or incurred by SSC or any of its Restricted Subsidiaries to any of its Affiliates (other than Affiliates that are employees of SSC or any of its Restricted Subsidiaries) in respect of services rendered in connection with the management or supervision of SSC and its Restricted Subsidiaries, or any of them, plus all out-of-pocket expenses incurred by the Manager or any Affiliate of SSC on behalf of SSC and its Restricted Subsidiaries during such period in connection with the operation of the business of SSC and its Restricted Subsidiaries.

            "Management Notes" shall have the meaning assigned to such term in
Section 7.01(o) hereof.

            "Manager" shall mean the General Partner.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Transactions, (b) the Property, business, operations, financial condition, prospects, liabilities or capitalization of SSC and its Restricted Subsidiaries taken as a whole, (c) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents, (e) the rights and remedies of the Lenders and the Administrative Agent under any of the Loan Documents or (f) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

            "Mercer" shall mean Mercer Products Company, Inc., a New Jersey corporation.


                                Credit Agreement

            "Mercer Disposition" shall mean the Disposition by SSC or any of its Restricted Subsidiaries of all of the capital stock of Mercer or the Disposition by Mercer of all or substantially all of its Properties.

            "Mortgages" shall mean one or more instruments of mortgage, assignment of rents, security agreement and fixture filing executed by SSC or one of its Restricted Subsidiaries in favor of the Administrative Agent and the Lenders, executed and delivered to the Administrative Agent prior to the date hereof or pursuant to Section 7.01(i) of this Agreement and covering the respective Properties and leasehold interests, identified therein (but in any event excluding leases of office space or warehouses which do not include ground leases), as such instruments shall be modified and supplemented and in effect from time to time including without limitation (in the case of Mortgages executed and delivered pursuant to the Existing Credit Agreement) by operation of the Mortgage Amendments.

            "Mortgage Amendments" shall mean instruments satisfactory to the Administrative Agent in form and substance amending those Mortgages that were executed and delivered to the Administrative Agent prior to the date hereof pursuant to the Existing Credit Agreement.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA, if any, to which contributions have been made by the Obligors or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Net Available Proceeds" shall mean:

            (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition net of amounts expended to replace the Property that was the subject of such Disposition;

            (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by SSC and its Restricted Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by SSC and its Restricted Subsidiaries in connection therewith, (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by SSC or any of its Restricted Subsidiaries in respect of such Casualty Event and


                                Credit Agreement

      (C) amounts expended to repair or replace the Property that was the subject of such Casualty Event; and

            (iii) in the case of any Debt Issuance or Equity Issuance, the aggregate amount of all cash received by SSC and its Restricted Subsidiaries in respect of such Debt Issuance or Equity Issuance net of reasonable expenses incurred by SSC and its Restricted Subsidiaries in connection therewith.

            "Net Cash Payments" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, received by SSC and its Restricted Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by SSC and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by SSC and its Restricted Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within three months of the date such taxes are due) and (b) Net Cash Payments shall be net of any repayments by SSC or any of its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

            "Net Worth" shall mean, as at any date for any Person, the sum for such Person and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

            (a) the amount of capital stock, paid in capital and paid in membership interests (excluding the cost of treasury shares or other similar equity interests); plus

            (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

            "Notes" shall mean the Revolving Credit Notes and the Term Loan
Notes.


                                Credit Agreement

            "Obligor" has the meaning assigned to such term in the heading hereof.

            "P&S" has the meaning assigned to such term in the heading hereof.

            "Partners" shall mean the General Partner and the Limited Partners.

            "Partnership" has the meaning assigned to such term in the recitals hereto.

            "Partnership Agreement" shall mean the Agreement of Limited Partnership dated as of March 31, 1996, as amended as of August 19, 1996, and as of October 7, 1996 and as of July 31, 1997, by and among the Partners, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "Partnership Pledge Agreement" shall mean an Amended and Restated Pledge Agreement substantially in the form of Exhibit D hereto between the Partnership and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than six months from the date of acquisition thereof; (b) bankers' acceptances, time deposits, demand deposits and certificates of deposit accepted by, placed with or issued either by a Lender or by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, and maturing not more than six months from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same
(x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest;


                                Credit Agreement

(d) investments in repurchase agreements (or reverse repurchase agreements) covering other Permitted Investments with financial institutions that are elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or Aa or better by Moody's Investors Service, Inc.; (e) money-market funds or money-market mutual funds that (i) seek to maintain a constant net asset value, (ii) maintain fund assets under management having an aggregate market value of at least $500,000,000, and
(iii) invest primarily in Investments referred to in clauses (a) through (d) above; and (f) direct obligations of foreign governmental entities or foreign banks rated AA- or better by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or Aa or better by Moody's Investors Services, Inc.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

            "Pierce & Stevens" has the meaning assigned to such term in the heading hereof.

            "Plan" shall mean an employee benefit or other plan established or maintained by any Obligor or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean a rate per annum equal to 2.0% plus the ABR Rate as in effect from time to time plus the Applicable Rate for ABR Loans, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2.0% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

            "Pricing Ratio" shall mean, as at any date, the ratio of (i) the aggregate principal amount of all Indebtedness of SSC and its Restricted Subsidiaries on such date (calculated on a consolidated basis in accordance with GAAP) to (ii) the sum of (a) EBITDA (excluding the portion thereof attributable to the Target Companies) for the period of four fiscal quarters of SSC


                                Credit Agreement
ending on or most recently ended prior to such date and (b) the product of the portion of EBITDA attributable to the Target Companies for the Relevant Period for such date multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days in such Relevant Period.

            "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

            "Principal Office" shall mean the principal office of Chase located on the date hereof at 270 Park Avenue, New York, New York 10017.

            "Principal Payment Dates" shall mean (i) the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with September 30, 1998 through and including June 30, 2004 and (ii) the Final Maturity Date.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Qualifying Public Offering" shall mean an underwritten primary public offering of common stock of SSC pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (excluding registration statements filed on Form S-8) which results in at least 15% of the total issued and outstanding common stock of SSC having been distributed by means of such registration statement.

            "Quarterly Dates" shall mean the last Business Day of each March, June, September, and December, the first of which shall be the first such day after the date hereof.

            "Receivables" shall mean, as at any date, the unpaid portion of the obligation, as stated on the respective invoice, of a customer of the Obligors in respect of Inventory sold and shipped by such Obligor to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Obligors shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Obligor on which such check or draft was drawn).


                                Credit Agreement

            "Registration Rights Agreement" shall mean the Registration Rights Agreement dated August 5, 1997 among Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation and SSC, as the same shall, subject to Section
9.19 hereof, be modified and supplemented and in effect from time to time.

            "Regulations A, D, G, T, U and X" shall mean, respectively, Regulations A, D, G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reimbursement Obligations" shall mean, at any time, the obligations of the Borrowers then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

            "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, but excluding, without limitation, any spill, discharge or release of a Hazardous Material into a containment structure or onto an impermeable surface.

            "Relevant Period" shall mean, with respect to any date, the period of four fiscal quarters of SSC ending on or most recently ended prior to such date, excluding any portion of such period falling before the Restatement Effective Date.

            "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained


                                Credit Agreement
during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against (a) in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D) and (b) for purposes of calculating the Base CD Rate, non-personal Dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate or the Base CD Rate (as the case may be) is to be determined as provided in the definitions of "Eurodollar Rate" and "Base CD Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans or ABR Loans.

            "Restatement Effective Date" shall mean the date on which the conditions to effectiveness set forth in Section 7.01 hereof shall have been satisfied or waived.

            "Restricted Payment" shall mean, with respect to any Person, all dividends or partnership distributions (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of capital stock of such Person or any portion of any partnership interest (whether general or limited) in such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to fair market or equity value of SSC or its Restricted Subsidiaries, or any of them), but excluding (i) Management Fees and (ii) dividends payable solely in shares of common stock of such Person.

            "Restricted Subsidiary" shall mean each Subsidiary of SSC that is not an Unrestricted Subsidiary.

            "Revolving Credit Commitment" shall mean, as to each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans, and to issue or participate in Letters of Credit pursuant to Section 2.03 hereof, in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Revolving Credit Commitment" or, in the case of a Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under


                                Credit Agreement

Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate amount of the Revolving Credit Commitments is $30,000,000.

            "Revolving Credit Commitment Percentage" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Lenders.

            "Revolving Credit Commitment Termination Date" shall mean the Final Maturity Date.

            "Revolving Credit Lenders" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments on the signature pages hereof and
(b) thereafter, the Lenders from time to time holding Revolving Credit Loans, Revolving Credit Commitments or Letter of Credit Interests after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

            "Revolving Credit Loans" shall have the meaning assigned to such term in Section 2.01(a) hereof and shall include the revolving credit loans made hereunder prior to the Restatement Effective Date that remain outstanding at the opening of business on the Restatement Effective Date.

            "Revolving Credit Notes" shall mean the promissory notes provided for by Section 2.08(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "SCC" shall mean Sovereign Chemicals Corporation, a Delaware corporation.

            "SEA" shall have the meaning assigned to such term in the heading hereof.

            "Security Agreement" shall mean an Amended and Restated Security Agreement substantially in the form of Exhibit C hereto between the Obligors and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

            "Security Documents" shall mean, collectively, the Security Agreement, the Partnership Pledge Agreement, the


                                Credit Agreement

Mortgages, the Mortgage Amendments, all Uniform Commercial Code financing statements required by the Security Agreement, the Partnership Pledge Agreement, the Mortgages or the Mortgage Amendments to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, the Partnership Pledge Agreement, the Mortgages or the Mortgage Amendments, and all other documents executed and delivered by any of the Obligors in favor of the Administrative Agent for the benefit of the Lenders creating a Lien on any or all of their respective Properties.

            "Seller Subordinated Note" shall mean the Junior Subordinated Note issued by the Partnership in an original principal amount equal to $3,000,000 under, and in accordance with, the Acquisition Agreement, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "Senior Officer" shall mean the president or chief financial officer of SSC.

            "Senior Subordinated Notes" shall mean (i) notes issued by SSC under the Senior Subordinated Notes Indenture in the original aggregate principal amount not exceeding $125,000,000 and (ii) notes issued in exchange for such notes under the Exchange Securities Indenture, in each of the cases referred to in the foregoing clauses (i) and (ii), as the same shall, subject to Section
9.19 hereof, be modified and supplemented and in effect from time to time.

            "Senior Subordinated Notes Documents" shall mean the Senior Subordinated Notes, the Registration Rights Agreement, the Senior Subordinated Notes Indenture and the Exchange Securities Indenture.

            "Senior Subordinated Notes Indebtedness" shall mean the Indebtedness of the Obligors under the Senior Subordinated Notes Documents.

            "Senior Subordinated Notes Indenture" shall mean the Indenture dated as of August 5, 1997 among SSC, the "Guarantors" referred to therein and The Bank of New York, as trustee, as the same shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time.

            "SIA" shall have the meaning assigned to such term in the heading hereof.


                                Credit Agreement

            "Significant Group of Restricted Subsidiaries" shall mean two or more Restricted Subsidiaries of SSC (other than any Foreign Company) that would constitute a Significant Restricted Subsidiary if their assets and operations were combined in accordance with GAAP. References in Section 10 hereof to any event or condition in respect of a Significant Group of Restricted Subsidiaries shall be deemed to refer to one or more of such events or conditions in respect of each of the Restricted Subsidiaries that are included in such Significant Group of Restricted Subsidiaries and shall not be construed to mean a single such event or condition that applies jointly to all of such Subsidiaries.

            "Significant Restricted Subsidiary" shall mean, as at any date of determination, a Restricted Subsidiary of SSC (other than a Foreign Company) that either had revenues of at least $2,000,000 for the period of four fiscal quarters of such Restricted Subsidiary ending on or most recently ended prior to such date or had assets (valued at the higher of fair market value or book value) of at least $1,000,000 as at the last day of such period.

            "SSC" has the meaning assigned to such term in the heading hereof.

            "Subordinated Debt Documents" shall mean the Senior Subordinated Notes Documents and the Seller Subordinated Note.

            "Subordinated Indebtedness" shall mean, collectively, (a) the Senior Subordinated Notes Indebtedness, (b) the Seller Subordinated Note and (c) unsecured Indebtedness of the Obligors that is subordinated to the obligations of the Obligors to pay principal of and interest on the Loans, Reimbursement Obligations and Notes hereunder, and to the obligations of the Obligors under Hedge Agreements with Lenders, on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance reasonably satisfactory to the Majority Lenders.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have


                                Credit Agreement
voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Supplemental Acquisition Loan Commitment Termination Date" shall mean the date falling 24 months after the Restatement Effective Date.

            "Target Companies" shall mean (i) LCCNA, (ii) Mercer and (iii)
Evode.

            "Tax Payment Amount" shall mean, for any Partner (including, without limitation, any Partner in its or his capacity, as a member of SEA during the period prior to the Restatement Effective Date) or any member of SEA, for any period, an amount not exceeding in the aggregate the amount of Federal, state and local income taxes that would be payable by such Partner or member in respect of income of SSC and its Subsidiaries for such period (including, without limitation, income of SEA during the period prior to the Restatement Effective Date) at a rate equal to the actual highest combined marginal Federal, state and local income tax rates (after giving effect to the deductibility of state and local income taxes) applicable to any of the Partners (or to any investors in any of the Partners) or any of such members, provided that (i) the aggregate amount of the Tax Payment Amount for all periods attributable to all of the Partners (or to any investors in any of the Partners) shall not exceed $250,000 in respect of their respective ownership interests in SEA and (ii) the aggregate amount of the Tax Payment Amount for such period attributable to Unrestricted Subsidiaries shall not exceed the aggregate amount of dividends paid in cash by the Unrestricted Subsidiaries and received by SSC and its Restricted Subsidiaries during such period.

            "Term Loan Commitment" shall mean, as to each Term Loan Lender, the obligation of such Lender to make a Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Term Loan Commitment" or, in the case of a Person that becomes a Term Loan Lender pursuant to an assignment permitted under
Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 or 2.10 hereof). The original aggregate amount of the Term Loan Commitments is $30,000,000.


                                Credit Agreement

            "Term Loan Commitment Termination Date" shall mean August 22, 1997.

            "Term Loan Notes" shall mean the promissory notes provided for by
Section 2.08(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            "Term Loans" shall have meaning assigned to such term in Section 2.01(b) hereof and shall include the term loans made hereunder prior to the Restatement Effective Date remain outstanding at the opening of business on the Restatement Effective Date.

            "Term Loan Lenders" shall mean (a) on the date hereof, the Lenders having Term Loan Commitments on the signature pages hereof and (b) thereafter, the Lenders from time to time holding Term Loans and Term Loan Commitments after giving effect to any assignments thereof permitted by Section 12.06(b) hereof.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board of Governors of the Federal Reserve System through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate is not so reported, the average (rounded upwards to the nearest 1/100 of 1%) of the secondary market quotations for three-month certificates of deposit of major money center banks in New York city received at approximately 10:00 a.m., New York City time, on such day or the next preceding Business Day by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

            "Transaction Documents" shall mean the Loan Documents, the Acquisition Documents, the Equity Documents and the Subordinated Debt Documents.

            "Transactions" means the following transactions, all to be consummated substantially simultaneously on the Restatement Effective Date: (i) the Acquisition, (ii) the issuance by SSC of the Senior Subordinated Notes under the Senior Subordinated Notes Indenture, (iii) the borrowing and prepayment referred to in Section 2.01(c) hereof, (iv) the redemption and repayment in full


                                Credit Agreement
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                                     - 37 -


of the Existing Subordinated Debt, (v) the exchange by the shareholders of SIA (other than the Partnership) of their capital in SIA for stock of the General Partner and partnership interests in the Partnership, (vi) the exchange by the shareholders of Pierce & Stevens (other than the Partnership) of their stock in Pierce & Stevens for stock of the General Partner and partnership interest in the Partnership, (vii) the issuance by the Partnership and the General Partner of $36,000,000 of equity, (viii) the contribution by the General Partner to the Partnership of all of its stock in SIA and Pierce & Stevens, (ix) the issuance by SSC of its capital stock to the Partnership pursuant to the Equity Documents,
(x) the contribution by the Partnership to SSC of $33,800,000 in cash and all of its stock in SIA and Pierce & Stevens, and (xi) the contribution by the Partnership to SSC of the Management Notes.

            "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

            "Unrestricted Subsidiary" shall mean a Subsidiary of SSC designated as such by SSC in a notice to the Administrative Agent and to which designation the Majority Lenders have consented in a notice to SSC.

            "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

            "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof.

            "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

            "Working Capital" shall mean, as at such date, the sum for SSC and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following: (a) current assets minus
(b) current


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                                     - 38 -


liabilities (excluding the current portion of long term debt and of any installments of principal payable hereunder).

            1.02 Accounting Terms and Determinations.

            (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof unless (i) SSC shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

            (b) SSC shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

            (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, SSC will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.


                                Credit Agreement
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                                     - 39 -


            (d) Except as otherwise expressly provided herein, all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, and all calculations made for purposes of determining compliance with the terms hereof shall be made, as if the Unrestricted Subsidiaries were carried as equity investments by SSC and its Restricted Subsidiaries; provided that:

            (i) earnings and other increases in the value of Unrestricted Subsidiaries shall not increase earnings of SSC and its Restricted Subsidiaries for purposes of determining EBITDA until received by SSC or a Restricted Subsidiary in cash;

            (ii) the value of equity investments in any Unrestricted Subsidiary shall not be increased except to reflect the book value of any assets subsequently contributed thereto by SSC and its Restricted Subsidiaries, such book value in the case of any asset to be determined as of the date of its contribution; and

            (iii) losses and other decreases of value of the Unrestricted Subsidiaries, when recognized by the respective Unrestricted Subsidiaries, shall, at the time of such recognition, decrease the value of equity investments in Unrestricted Subsidiaries held by SSC and its Restricted Subsidiaries, but shall not decrease the earnings of SSC and its Restricted Subsidiaries for purposes of determining EBITDA.

            1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a ABR Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by both Class and Type.

            1.04 References to Date. All references herein to "the date hereof" and the "the date of this Agreement", and similar references, shall mean August 5, 1997.


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
                                     - 40 -


            Section 2. Commitments, Loans, Notes and Prepayments.

            2.01 Loans.

            (a) Revolving Credit Loans. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrowers in Dollars during the period from and including the Restatement Effective Date to but not including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Credit Commitment of such Lender as in effect from time to time (such loans being herein called "Revolving Credit Loans"), provided that in no event shall the aggregate principal amount of all Revolving Credit Loans plus the aggregate amount of all Letter of Credit Liabilities exceed the lesser of the Borrowing Base or the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period the Borrowers may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of ABR Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type (as provided in Section 2.09 hereof) or Continue Revolving Credit Loans that are Eurodollar Loans from one Interest Period into another Interest Period (as provided in Section 2.09 hereof).

            Proceeds of Revolving Credit Loans shall be available for any use permitted under Section 9.17 hereof, provided that, in the event that as contemplated by Section 2.10(b), 2.10(c) or 2.10(e) hereof, the Borrowers shall prepay Revolving Credit Loans from the Net Available Proceeds of a Casualty Event, a Debt Issuance, an Equity Issuance or a Disposition hereunder, then an amount of Revolving Credit Commitments equal to the amount of such prepayment (herein the "Casualty-Related Reserved Commitment Amount", in the case of a Casualty Event, the "Issuance-Related Reserved Commitment Amount", in the case of a Debt Issuance or Equity Issuance or the "Disposition-Related Reserved Commitment Amount", in the case of Disposition) shall be reserved and shall not be available for borrowings hereunder except and to the extent that the proceeds of such borrowings are to be applied (i) to repair or replace the Property that was the subject of the related Casualty Event or to make prepayments of Loans under Section 2.10(b)(y)(B) hereof, in the case of the Casualty-Related Reserved Commitment Amount, (ii) to make acquisitions permitted under Section 9.05 hereof, Investments permitted under Section 9.08(g) hereof (in the case of Debt Issuances), Investments permitted under Section 9.08(h) hereof (in the case


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                                     - 41 -


of Equity Issuances), Restricted Payments permitted under Section 9.09(b) hereof (in the case of Equity Issuances) or Capital Expenditures permitted under
Section 9.12 hereof or to make prepayments of Loans under Section 2.10(c)(y)(B) hereof, in the case of the Issuance-Related Reserved Commitment Amount, or (iii) to make Capital Expenditures permitted under Section 9.12 hereof, to replace the Property of the Borrowers that was the subject of the related Disposition or to pay liabilities underlying the related Deductible Reserves, in the case of the Disposition-Related Reserved Commitment Amount. The Borrowers agree, upon the occasion of any borrowing of Revolving Credit Loans hereunder that is to constitute a utilization of any Casualty-Related Reserved Commitment Amount, Issuance-Related Reserved Commitment Amount or Disposition-Related Reserved Commitment Amount, to advise the Administrative Agent in writing of such fact at the time of such borrowing, identifying the amount of such borrowing that is to constitute such utilization, the repair or replacement, acquisition, Capital Expenditure or liability underlying a Deductible Reserve, as the case may be, in respect of which the proceeds of such borrowing are to be applied and the reduced Casualty-Related Reserved Commitment Amount, Issuance-Related Reserved Commitment Amount or Disposition-Related Reserved Commitment Amount to be in effect after giving effect to such borrowing.

            (b) Term Loans. Each Term Loan Lender severally agrees, on the terms and conditions of this Agreement, (i) to make a single term loan to the Borrowers in Dollars on the Restatement Effective Date (provided that the same shall occur no later than the Term Loan Commitment Termination Date) in a principal amount up to but not exceeding the amount of the Term Loan Commitment of such Lender and (ii) in the event that such Term Loan Lender receives as a prepayment of its initial Term Loan hereunder Net Available Proceeds from a Mercer Disposition, to make additional loans (each, an "Acquisition Loan") to the Borrowers during the period from and including the date of such prepayment to but not including the Supplemental Acquisition Loan Commitment Termination Date (the "Acquisition Loan Availability Period") in an aggregate principal amount at any time outstanding up to but not exceeding the aggregate principal amount of its initial Term Loan so prepaid (provided that (x) no such additional loans shall be made after the Supplemental Acquisition Loan Commitment Termination Date and (y) the aggregate principal amount of all such additional loans made by all of the Term Loan Lenders to all of the Borrowers shall not exceed $20,000,000) at any one time outstanding. Subject to the terms and conditions of this Agreement, during the Acquisition Loan Availability Period, the Borrowers may borrow, repay and reborrow the Acquisition


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                                     - 42 -


Loans from each of the Term Loan Lenders by means of ABR Loans and Eurodollar Loans and may Convert Acquisition Loans of one Type into Acquisition Loans of the other Type (as provided in Section 2.09 hereof) or Continue Acquisition Loans that are Eurodollar Loans from one Interest Period into another Interest Period (as provided in Section 2.09 hereof). The loans made or to be made pursuant to this paragraph (b), including, without limitation, the Acquisition Loans, are herein called "Term Loans". Thereafter the Borrowers may Convert Term Loans of one Type into Term Loans of the other Type (as provided in Section 2.09 hereof) or Continue Term Loans that are Eurodollar Loans from one Interest Period into another Interest Period (as provided in Section 2.09 hereof).

            (c) Payment of Existing Loans. On the Restatement Effective Date the Borrowers shall borrow, and use the proceeds of, Revolving Credit Loans and Term Loans in a sufficient amount to prepay in full the principal of and interest on the Revolving Credit Loans and the Term Loans outstanding at the opening of business on such date and any amounts payable under Section 5.05 hereof in connection with such prepayment.

            (d) Limit on Eurodollar Loans. Notwithstanding anything contained herein to the contrary, no more than twelve separate Interest Periods in respect of Eurodollar Loans of both Classes may be outstanding at any one time.

            2.02 Borrowings. The Borrowers shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later 12:00 noon New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account designated by the Administrative Agent to the Lenders, in immediately available funds, for account of the Borrowers. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers designated by the Borrowers and maintained with Chase at its principal office (it being understood and agreed that the Borrowers may maintain other accounts at banks other than Chase).

            2.03 Letters of Credit. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Borrowers, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit


                                Credit Agreement
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                                     - 43 -


(collectively, "Letters of Credit") for account of any Borrower or any Restricted Subsidiary of any Borrower (as specified by the Borrowers), provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities plus the aggregate principal amount of the Revolving Credit Loans exceed the lesser of the Borrowing Base or the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $10,000,000 or (iii) the expiration date of any Letter of Credit extend beyond the earlier of (a) five Business Days prior to the Revolving Credit Commitment Termination Date and (b) the date falling twelve months after the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or execution, which shall in no event extend beyond the date referred to clause (a) above). The following additional provisions shall apply to Letters of Credit:

            (a) The Borrowers shall give the Administrative Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Credit Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Bank of the contents thereof.

            (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit (or in the case of an Existing Letter of Credit, on the Restatement Effective Date) and until such Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Revolving Credit Lender (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder (or in the case of an Existing Letter of Credit, on the Restatement Effective Date), it shall automatically acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount equal to


                                Credit Agreement
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                                     - 44 -


      such Lender's Revolving Credit Commitment Percentage of such liability, and each Revolving Credit Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

            (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrowers (through the Administrative Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, the Borrowers hereby unconditionally agree to pay and reimburse the Administrative Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit on the Business Day on which payment is to be made by the Issuing Bank to the beneficiary thereunder if the Borrower shall have received notice of such payment prior to 11:00 a.m. New York time on such Business Day or, if the Borrower shall have received notice of such payment after such time, on the Business Day following the date of receipt of such notice, in any case, without presentment, demand, protest or other formalities of any kind.

            (d) Forthwith upon its receipt of a notice referred to in paragraph
      (c) of this Section 2.03, the Borrowers shall advise the Administrative Agent whether or not the Borrowers intend to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if they do, submit a notice of such borrowing as provided in Section 4.05 hereof.

            (e) Each Revolving Credit Lender (other than the Issuing Bank) shall pay to the Administrative Agent for account of the Issuing Bank at its principal office in Dollars and in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Administrative Agent) to such Revolving Credit Lender requesting such payment and specifying such amount. Each such Revolving Credit Lender's obligation to


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                                     - 45 -


      make such payment to the Administrative Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Revolving Credit Lender to make its payment under this paragraph
      (e), the financial condition of the Obligors (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Revolving Credit Lender shall default in its obligation to make any such payment to the Administrative Agent for account of the Issuing Bank, for so long as such default shall continue the Administrative Agent may at the request of the Issuing Bank withhold from any payments received by the Administrative Agent under this Agreement or any Note for account of such Revolving Credit Lender the amount so in default and, to the extent so withheld, pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

            (f) Upon the making of each payment by a Revolving Credit Lender to the Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Administrative Agent, the Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrowers hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Revolving Credit Commitment Percentage in any interest or other amounts payable by the Borrowers hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to the Issuing Bank pursuant to paragraph (g) of this Section 2.03). Upon receipt by the Issuing Bank from or for account of the Borrowers of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Administrative Agent for account of each Revolving Credit Lender entitled thereto, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank


                                Credit Agreement
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                                     - 46 -


      and so paid to the Revolving Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Revolving Credit Lender shall, upon the request of the Issuing Bank (through the Administrative Agent), repay to the Issuing Bank (through the Administrative Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.03.

            (g) The Borrowers shall pay to the Administrative Agent for account of each Revolving Credit Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee on the amount of each Letter of Credit outstanding on each day at a rate per annum equal to the Applicable Rate for such day for the period from and including the date of issuance of such Letter of Credit (or in the case of an Existing Letter of Credit, the Restatement Effective Date) (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Borrowers shall pay to the Administrative Agent for account of the Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 0.25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (or in the case of an Existing Letter of Credit, the Restatement Effective Date) (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each


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                                     - 47 -


      Letter of Credit and drawings and other transactions relating thereto.

            (h) Promptly following the end of each calendar month, the Issuing Bank shall deliver (through the Administrative Agent) to each Revolving Credit Lender and the Borrowers a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such month. Upon the request of any Revolving Credit Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

            (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) the Borrowers shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

            (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.03 on the due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to the Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

            (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under


                                Credit Agreement
      this Section 2.03 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Revolving Credit Lender shall have consented thereto.

            (l) Any Letter of Credit requested by the Borrowers hereunder may, at the request of the Borrowers, be payable in a currency other than Dollars, provided that such currency of payment is freely convertible in the determination of the Issuing Bank. In the event that the Issuing Bank issues any Letter of Credit that is not denominated in Dollars (a "Foreign Currency LC"): (i) the obligations of the Borrowers and the Lenders hereunder, including without limitation under paragraphs (c) and (e) of this Section 2.03, to make payments with respect to such Letter of Credit in Dollars shall not be affected because such Letter of Credit is a Foreign Currency LC, (ii) the respective amounts to be paid by the Borrowers and the Lenders under paragraphs (c) and (e) of this Section
      2.03 with respect to any payment by the Issuing Bank under a Foreign Currency LC shall, for all purposes hereof (including, without limitation, the definition of "Reimbursement Obligations" in Section 1.01 hereof), be calculated by reference to the Dollar Equivalent of such payment by the Issuing Bank on the date of such payment by the Issuing Bank and (iii) the undrawn amount of any Foreign Currency LC on any date shall, for all purposes hereof (including, without limitation, the definition of "Letter of Credit Liabilities" in Section 1.01 hereof, Section 2.03(g) hereof,
      Section 2.05 hereof and 2.10(h) hereof), be calculated by reference to the Dollar Equivalent of such amount on the Quarterly Date falling on or most recently prior to such date or (if falling after such Quarterly Date) on the date of issuance or latest date of extension of such Foreign Currency LC.

The Borrowers hereby jointly and severally indemnify and hold harmless each Revolving Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Administrative Agent may incur (or that may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that the Borrowers shall not


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
                                     - 49 -


be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of the Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit unless such payment would have violated any injunction, decree or other order of any count. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrowers, any Lender or the Administrative Agent under this Agreement.

            2.04 Changes of Commitments.

            (a) The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Commitment Termination Date.

            (b) The Borrowers shall have the right at any time or from time to time (i) to terminate or reduce the aggregate unused amount of the Term Loan Commitments, (ii) so long as no Revolving Credit Loans or Letter of Credit Liabilities are outstanding, to terminate the Revolving Credit Commitments and
(iii) to reduce the aggregate unused amount of the Revolving Credit Commitments provided that (x) the Borrowers shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 (or a larger multiple of $1,000,000).

            (c) Any portion of the Term Loan Commitments not used on the Restatement Effective Date shall be automatically terminated.

            (d) Subject to Section 2.12 hereof, the Commitments once terminated or reduced may not be reinstated.

            2.05 Commitment Fee. The Borrowers shall pay to the Administrative Agent for account of each Lender a commitment fee (i) on the daily average unused amount of such Lender's Revolving Credit Commitment for the period from and including the date hereof to but not including the earlier of the date such Revolving Credit Commitment is terminated and the Revolving Credit Commitment Termination Date, at a rate per annum equal to the Applicable Rate and (ii) on the daily average unused amount of such Lender's Term Loan Commitment for the period from and including the date, if any, that such Lender's Term Loan


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                                     - 50 -


Commitment is reinstated pursuant to Section 2.12 hereof to but not including the earlier of the date (following the date of such reinstatement) such Term Loan Commitment is terminated and the Supplemental Term Loan Commitment Termination Date, at a rate per annum equal to the Applicable Rate. Accrued commitment fee shall be payable (x) in arrears on each Quarterly Date and
(y)(1), with respect to the Revolving Credit Loan, on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Commitment Termination Date or (2), with respect to the Term Loan described in clause (ii) of this Section, on the earlier of date such Term Loan Commitment is terminated and the Supplemental Term Loan Commitment Termination Date.

            2.06 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

            2.07 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

            2.08 Notes.

            (a) The Revolving Credit Loans made by each Lender shall, if requested by such Lender, be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed.

            (b) The Term Loan made by each Lender shall, if requested by such Lender, be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A-2 hereto, dated the date hereof, payable to such Lender in a


                                Credit Agreement
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                                     - 51 -


principal amount equal to the amount of its Term Loan Commitment as originally in effect and otherwise duly completed.

            (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

            (d) No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's relevant Commitment, Loans and Notes pursuant to
Section 12.06 hereof (and, if requested by any Lender, the Borrowers agree to so exchange any Note).

            (e) Each Existing Lender shall return to SSC on the Restatement Effective Date each promissory note evidencing Loans held by such Existing Lender under the Existing Credit Agreement. Without limiting its obligation under the preceding sentence, each Existing Lender agrees that each such promissory note held by it shall, from and after the Restatement Effective Date, be superseded by the Notes received by it hereunder on the Restatement Effective Date.

            2.09 Optional Prepayments and Conversions or Continuations of Loans. Subject to Sections 4.04 and 5.05 hereof, the Borrowers shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Borrowers shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
(b) prepayments of the Term Loans (other than the Acquisition Loans) made on or after the initial Principal Payment Date shall be applied to the installments of the Term Loans ratably in accordance with the respective amounts thereof; (c) prepayments of the Acquisition Loans made after the Supplemental Acquisition Loan Commitment Termination Date shall be applied ratably in accordance with the


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                                     - 52 -


respective amounts thereof; and (d) any Conversion or Continuation of Eurodollar Loans shall be subject to the provisions of Section 2.01(d) hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Borrowers to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as ABR Loans.

            2.10 Mandatory Prepayments and Reductions of Commitments.

            (a) Borrowing Base. Until the Revolving Credit Commitment Termination Date, the Borrowers shall from time to time prepay the Revolving Credit Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of the Revolving Credit Loans together with the outstanding Letter of Credit Liabilities shall not exceed the Borrowing Base, such amount to be applied, first, to Revolving Credit Loans outstanding and, second, as cover for Letter of Credit Liabilities outstanding.

            (b) Casualty Events. Upon the date 90 days following the receipt by SSC or any of its Restricted Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of SSC or any of its Restricted Subsidiaries (or upon such earlier date as such Borrower or Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the Property affected by such Casualty Event), the Borrowers shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10. Nothing in this paragraph (b) shall be deemed to limit any obligation of SSC or any of its Restricted Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the Administrative Agent pursuant to any of the Security Documents


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                                     - 53 -


the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

            Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this paragraph (b) with respect to (and the Commitments shall not be subject to reduction) (i) the first $1,000,000 of the Net Available Proceeds from Casualty Events received by SSC and its Restricted Subsidiaries after the Restatement Effective Date required to be so applied after giving effect to the following clause (ii) and (ii) the Net Available Proceeds from any Casualty Event in the event that the Borrowers advise the Administrative Agent not later than the 90th day following the date the Net Available Proceeds from such Casualty Event are received that they intend to use such Net Available Proceeds to repair or replace the Property that was the subject of such Casualty Event, so long as:

            (x) such Net Available Proceeds are applied by the Borrowers to the prepayment of Revolving Credit Loans hereunder (in which event the Borrowers agree to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of such Casualty Event, and that, as contemplated by Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to a Casualty-Related Reserved Commitment Amount that shall be available hereunder only for purposes of repairing or replacing such Property) provided that any excess of such Net Available Proceeds over the amount of Revolving Credit Loans shall be held by the Borrowers in a segregated deposit account pending such repair or replacement, and

            (y) the Net Available Proceeds from such Casualty Event are in fact so used (or committed to be used pursuant to executed construction agreements) within twelve months of the receipt of such Net Available Proceeds from such Casualty Event (it being understood that, in the event Net Available Proceeds from more than one Casualty Event are applied to the prepayment of Revolving Credit Loans, or held by the Borrowers in a segregated deposit account, as provided in clause (x) above, such Net Available Proceeds shall be released from such segregated deposit account (or, as the case may be, Revolving Credit Loans utilizing the Casualty-Related Reserved Commitment Amount shall be made) only to repair or replace the Property that was the subject of such Casualty Event) and, accordingly, (A) any such Net Available Proceeds so held in a segregated deposit account


                                Credit Agreement
      for more than twelve months shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (g) below and (B) any Casualty-Related Reserved Commitment Amount that remains so unutilized for more than twelve months shall, subject to the satisfaction of the conditions precedent to such borrowing in Section 7.02 hereof, be utilized through the borrowing by the Borrowers of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (g) below.

            (c) Debt Issuance and Equity Issuance. Upon any Debt Issuance or Equity Issuance, the Borrowers shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

            Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment (and the Commitments shall not be subject to reduction) pursuant to this paragraph (c) with respect to the Net Available Proceeds from any Debt Issuance or Equity Issuance (other than a Qualifying Public Offering) in the event that the Borrowers advise the Administrative Agent at the time the Net Available Proceeds from such Debt Issuance or Equity Issuance are received that they intend to use such Net Available Proceeds in connection with acquisitions permitted under Section 9.05 hereof, Investments permitted under
Section 9.08(g) hereof (in the case of Debt Issuances), Investments permitted under Section 9.08(h) hereof (in the case of Equity Issuances), Restricted Payments permitted under Section 9.09(b) hereof (in the case of Equity Issuances) or Capital Expenditures permitted under Section 9.12 hereof, so long as:

            (x) such Net Available Proceeds are applied by the Borrowers to the prepayment of Revolving Credit Loans hereunder (in which event the Borrowers agree to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of such Debt Issuance or Equity Issuance and that, as contemplated by Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to an Issuance-Related Reserved Commitment Amount that shall be available hereunder only for purposes of making acquisitions permitted under Section 9.05 hereof,


                                Credit Agreement

      Investments permitted under Section 9.08(g) hereof (in the case of Debt Issuances), Investments permitted under Section 9.08(h) hereof (in the case of Equity Issuances), Restricted Payments permitted under Section 9.09(b) hereof (in the case of Equity Issuances) or Capital Expenditures permitted under Section 9.12 hereof), provided that any excess of such Net Available Proceeds over the amount of Revolving Credit Loans shall be held by the Borrowers in a segregated deposit account pending such acquisitions, Investments, Restricted Payments or Capital Expenditures, and

            (y) the Net Available Proceeds from such Debt Issuance or Equity Issuance are in fact so used (or committed to be used pursuant to executed acquisition agreements or letters of intent) within twelve months of such Debt Issuance or Equity Issuance (it being understood that, in the event Net Available Proceeds from more than one Debt Issuance or Equity Issuance are applied to the prepayment of Revolving Credit Loans, or held by the Borrowers in a segregated deposit account, as provided in clause (x) above, such Net Available Proceeds shall be deemed to be released from such segregated deposit account (or, as the case may be, Revolving Credit Loans utilizing the Issuance-Related Reserved Commitment Amount shall be deemed to be made) in the same order in which such Debt Issuances and Equity Issuances occurred) and, accordingly, (A) any such Net Available Proceeds so held in a segregated deposit account for more than twelve months shall be forthwith applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (g) below and (B) any Issuance-Related Reserved Commitment Amount that remains so unutilized for more than twelve months shall, subject to the satisfaction of the conditions precedent to such borrowing in Section 7.02 hereof, be utilized through the borrowing by the Borrowers of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans and reductions of Commitments as provided in paragraph (g) below.

            (d) Excess Cash Flow. Not later than the date 150 days after the end of each fiscal year of SSC ending after the date hereof, the Borrowers shall prepay the Loans in an aggregate amount equal to the excess of (A) 50% of Excess Cash Flow for such fiscal year over (B) the aggregate amount of prepayments of Term Loans (other than prepayments of Acquisition Loans before the Supplemental Acquisition Loan Commitment Termination Date) made during such fiscal year pursuant to Section 2.09 hereof,


                                Credit Agreement
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                                     - 56 -


such prepayment to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

            (e) Sale of Assets. Without limiting the obligation of any Obligor pursuant to Section 9.05 hereof to any Disposition not otherwise permitted hereunder, in the event that the Net Available Proceeds of any Disposition (herein, the "Current Disposition"), and of all prior Dispositions as to which a prepayment has not yet been made under this Section 2.10(e), shall exceed $2,000,000 (excluding for all purposes of this Section 2.10(e), any Disposition the Net Available Proceeds of which is less than $250,000) then, no later than five Business Days prior to the occurrence of the Current Disposition, the Borrowers will deliver to the Lenders a statement, certified by a Senior Officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of the Current Disposition and of all such prior Dispositions and will prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Disposition and such prior Dispositions, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (g) of this Section 2.10.

            Notwithstanding the foregoing, the Borrowers shall not be required to make a prepayment pursuant to this paragraph (e) with respect to the Net Available Proceeds from any Disposition to the extent that the Borrowers advise the Administrative Agent at the time they deliver the statement referred to above in this paragraph (e) that (i) they intend to use such Net Available Proceeds in connection with Capital Expenditures permitted under Section 9.12 hereof or (ii) in the case of any Disposition, the amount of such Net Available Proceeds constitute Deductible Reserves with respect to such Disposition, so long as:

            (x) such Net Available Proceeds are applied by the Borrowers to the prepayment of Revolving Credit Loans hereunder (in which event the Borrowers agree to advise the Administrative Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from the proceeds of such Disposition, and that, as contemplated by
      Section 2.01(a) hereof, a portion of the Revolving Credit Commitments hereunder equal to the amount of such prepayment gives rise to a Disposition-Related Reserved Commitment Amount that shall be available hereunder only for purposes of making Capital Expenditures permitted by
      Section 9.12 hereof or for paying the liabilities underlying such Deductible Reserves) provided that any excess of such Net Available Proceeds over the amount of


                                Credit Agreement

      Revolving Credit Loans shall be held by the Borrowers in a segregated deposit account pending such Capital Expenditures or payments, and

            (y) the Net Available Proceeds from such Disposition are in fact so used (or, in the case of Capital Expenditures, committed to be used pursuant to binding agreements) within 270 days (in the case of Capital Expenditures) or twelve months (in the case of Deductible Reserves) of the receipt of such Net Available Proceeds from such Disposition (it being understood that, in the event Net Available Proceeds from more than one Disposition are applied to the prepayment of Revolving Credit Loans, or held by the Borrowers in a segregated deposit account, as provided in clause (x) above, such Net Available Proceeds shall be released from such segregated deposit account (or, as the case may be, Revolving Credit Loans utilizing the Disposition-Related Reserved Commitment Amount shall be made) only to make such Capital Expenditures or to pay such underlying liabilities) and, accordingly, (A) any such Net Available Proceeds so held in a segregated deposit account for more than 270 days (in the case of Capital Expenditures) or twelve months (in the case of Deductible Reserves) shall be forthwith applied to the prepayment of Loans as provided in paragraph (g) below and (B) any Disposition-Related Reserved Commitment Amount that remains so unutilized for more than 270 days (in the case of Capital Expenditures) or twelve months (in the case of Deductible Reserves) shall, subject to the satisfaction of the conditions precedent to such borrowing in Section 7.02 hereof, be utilized through the borrowing by the Borrowers of Revolving Credit Loans the proceeds of which shall be applied to the prepayment of Loans as provided in paragraph
      (g) below.

            (f) Pension Fund Reversions. In the event that SSC or any of its Restricted Subsidiaries receives any reversion from any pension fund and the amount of such reversion (herein, the "Current Reversion"), and of all prior reversions from pension funds as to which a prepayment has not yet been made under this Section 2.10(f), shall exceed $500,000 then, no later than the date falling 30 days after the Current Reversion, the Borrowers will prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph
(h) below), and the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the amounts received from the Current Reversion and such prior reversions, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (g) of this Section 2.10.


                                Credit Agreement
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                                     - 58 -


            (g) Application. Prepayments and reductions of Commitments described in the above paragraphs of this Section 2.10 (other than in paragraph (a) above) shall be effected as follows:

            (i) first, the amount of the prepayment specified in such paragraphs (other than the Net Available Proceeds from a Mercer Disposition received not later than the date falling 24 months after the Restatement Effective Date to the extent the amount thereof exceeds $20,000,000 (the "Excess Mercer Proceeds") shall be applied to the Term Loans (other than Acquisition Loans) then outstanding (which shall be applied on and after the initial Principal Payment Date to the installments thereof pro rata in accordance with the amounts of such installments) and (after payment in full of such Term Loans) to the Acquisition Loans then outstanding (which shall be applied after the Supplemental Acquisition Loan Commitment Termination Date to the installments thereof pro rata in accordance with the amounts of such installments); and

            (ii) second, (x) (except in the case of paragraphs (d) and (e) above) the Revolving Credit Commitments shall be automatically reduced in an amount equal to any excess over the amount referred to in the foregoing clause (i) (and to the extent that, after giving effect to such reduction, the aggregate principal amount of Revolving Credit Loans plus the aggregate amount of all Letter of Credit Liabilities would exceed the Revolving Credit Commitments, the Borrowers shall, first, prepay Revolving Credit Loans and, second, provide cover for Letter of Credit Liabilities as specified in paragraph (h) below, in an aggregate amount equal to such excess), (y) in the case of paragraphs (d) and (e) above, the amount equal to any excess over the amount referred to in the foregoing clause (i) shall be applied to the prepayment of the Revolving Credit Loans, and (z) the Excess Mercer Proceeds (as defined in said clause (i)) shall be applied to the prepayment of the Revolving Credit Loans.

            (h) Cover for Letter of Credit Liabilities. In the event that the Borrowers shall be required pursuant to this Section 2.10, or pursuant to
Section 10 hereof, to provide cover for Letter of Credit Liabilities, the Borrowers shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided therein as collateral security in the first instance for the Letter of Credit Liabilities) until such time as


                                Credit Agreement
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                                     - 59 -


the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

            2.11 Joint and Several Obligations. The Borrowers shall be jointly and severally liable for the payment and performance of all obligations and covenants required by this Agreement to be performed by any of them, and each Borrower shall be bound by any notices (including without limitation notices of borrowings and Conversions), consents or other actions furnished or taken by the other Borrowers hereunder. At the request of the Administrative Agent or any Lender, each Borrower shall confirm in writing any action taken or proposed to be taken by the other Borrowers hereunder; provided that the failure by any Borrower to furnish such confirmation shall not affect such Borrower's obligations under the preceding sentence or any other provision of this Agreement. In the event that the Administrative Agent receives inconsistent notices from the Borrowers, it shall be entitled to act in compliance with, or to take no action pursuant to, any such notice.

            2.12 Acquisition Loans. If the Borrowers make a prepayment of the Term Loans pursuant to Section 2.10(e) hereof with the Net Available Proceeds of a Mercer Disposition on or before the date falling 24 months after the Restatement Effective Date, the Term Loan Commitment of each Term Loan Lender shall be reinstated for the purpose of Section 2.01(b) hereof by an amount equal to the lesser of the principal amount of the Term Loan of such Term Loan Lender so prepaid or such Term Loan Lender's pro rata share (determined by reference to the respective principal amounts of the Term Loans of all of the Term Loan Lenders before giving effect to such prepayment) of $20,000,000.

            Section 3. Payments of Principal and Interest.

            3.01 Repayment of Loans.

            (a) The Borrowers hereby promise to pay to the Administrative Agent for account of each Lender the entire outstanding principal amount of such Lender's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Revolving Credit Commitment Termination Date.

            (b) The Borrowers hereby promise to pay to the Administrative Agent for account of each Lender the principal of such Lender's Term Loans in 25 installments payable on the Principal Payment Dates. Each of such installments that falls due on or prior to the Supplemental Acquisition Loan Commitment Termination Date shall, subject to any prepayments applied as


                                Credit Agreement
provided in Sections 2.09 and 2.10 hereof, be in a scheduled amount equal to one-twenty-fifth of the principal amount of such Lender's Term Loans outstanding at the close of business on the day preceding the first Principal Payment Date. Each of such installments that falls due after the Supplemental Acquisition Loan Commitment Termination Date shall, subject to any prepayments applied as provided in Sections 2.09 and 2.10 hereof, be in an amount equal to the sum of
(i) an amount equal to one-twenty-fifth of the principal amount of such Lender's Term Loans outstanding at the close of business on the day preceding the first Principal Payment Date plus (ii) an amount equal to the aggregate principal amount of such Lender's Acquisition Loans outstanding at the close of business on the Supplemental Acquisition Loan Commitment Termination Date divided by the number of Principal Payment Dates that fall on or after the Supplemental Term Loan Commitment Termination Date.

            3.02 Interest. The Borrowers hereby promise to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (a) during such periods as such Loan is a ABR Loan, the ABR Rate (as in effect from time to time) plus the Applicable Rate and

            (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Rate.

Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Borrowers hereunder or under the Notes held by such Lender to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of an ABR Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such


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                                     - 61 -


Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrowers.


            Section 4. Payments; Pro Rata Treatment; Computations; Etc.

            4.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrowers under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at an account designated by the Administrative Agent to the Borrowers, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

            (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrowers with such Lender (with notice to the Borrowers and the Administrative Agent), provided that such Lender's failure to give such notice shall not affect the validity thereof.

            (c) The Borrowers shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).


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            (d) Except to the extent otherwise provided in the last sentence of
Section 2.03(e) hereof, each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

            (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under
Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.05 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Credit and Term Loans (in the case of Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Revolving Credit Loans or Term Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Revolving Credit Loans and Term Loans by the Borrowers shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            4.03 Computations. Interest and fees payable hereunder shall be computed on the basis of a year of 360 days (or 365/366 days, in the case the ABR Rate when it is calculated by reference to the Prime Rate) and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(g) hereof, excluding the last day) occurring in the period for which payable.


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                                     - 63 -


            4.04 Minimum Amounts. Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $250,000 or a larger multiple of $250,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be ABR Loans during such period.

            4.05 Certain Notices. Notices by the Borrowers to the Administrative Agent of terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                           Number of
                                                            Business
                  Notice                                   Days Prior
                  ------                                   ----------

         Termination or reduction
         of Commitments                                        3

         Borrowing or prepayment of,
         or Conversions into,
         ABR Loans                                          Same day

         Borrowing or prepayment of,
         Conversions into, Continuations
         as, or duration of Interest
         Period for, Eurodollar Loans                          3

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation


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                                     - 64 -


or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrowers fail to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into an ABR Loan on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.

            4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrowers (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrowers) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s)


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                                     - 65 -


shall each be obligated to pay interest on the Required Payment as follows:

            (i) if the Required Payment shall represent a payment to be made by the Borrowers to the Lenders, the Borrowers and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrowers under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrowers under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

            (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrowers, the Payor and the Borrowers shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan (which payment by the Borrowers shall pro tanto discharge their obligations under said Section 3.02 with respect to interest on such
      Loan), it being understood that the return by the Borrowers of the Required Payment to the Administrative Agent shall not limit any claim the Borrowers may have against the Payor in respect of such Required Payment.

            4.07 Sharing of Payments, Etc.

            (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.


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                                     - 66 -


            (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

            (c) The Obligors agree that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

            (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


                                Credit Agreement
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                                     - 67 -


            Section 5. Yield Protection, Etc.

            5.01 Additional Costs.

            (a) The Borrowers shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

            (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the calculation of any amounts payable under Section 5.01(d) hereof) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or

            (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Lender requests compensation from the Borrowers under this Section 5.01(a), the Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert ABR Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall


                                Credit Agreement
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                                     - 68 -


be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Borrowers shall pay directly to each Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

            (c) Each Lender shall notify the Borrowers of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United


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                                     - 69 -


States of America. Each Lender will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01 and under Sections 5.05, 5.06 and 5.07 hereof. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

            (d) Without limiting the effect of (but without duplication of) the foregoing, the Borrowers shall pay to each Lender on the last day of the Interest Period therefor so long as such Lender is required by the Board of Governors of the Federal Reserve System to maintain reserves against "Eurocurrency liabilities" under Regulation D (or, unless the provisions of paragraph (b) above are applicable, so long as such Lender is, by reason of any Regulatory Change, required to maintain reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Loans) an additional amount (determined by such Lender and notified to the Borrowers through the Administrative Agent not later than 15 days prior to the last day of such Interest Period) equal to the product of the following for each Eurodollar Loan for each day during such Interest Period:

            (i) the principal amount of such Eurodollar Loan outstanding on such day; and

            (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender on such day minus (y) such numerator; and

            (iii) 1/360.


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            5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

            (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

            (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrowers and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert ABR Loans into Eurodollar Loans, and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into ABR Loans in accordance with Section 2.09 hereof.

            5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).


                                Credit Agreement
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                                     - 71 -


            5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert ABR Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into ABR Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its ABR Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as ABR Loans, and all ABR Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as ABR Loans.

If such Lender gives notice to the Borrowers with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of the same Class made by other Lenders are outstanding, such Lender's ABR Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all ABR and Eurodollar Loans of such Class are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

            5.05 Compensation. The Borrowers shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:


                                Credit Agreement
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                                     - 72 -


            (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in
      Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

            5.06 Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrowers under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or


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                                     - 73 -


Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Administrative Agent), the Borrowers shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrowers shall be conclusive in the absence of manifest error as to the amount thereof.

            5.07 U.S. Taxes.

            (a) The Borrowers agree to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

            (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

            (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person (or beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.


                                Credit Agreement

For the purposes of this Section 5.07(a), (A) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (B) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (A) and (B) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrowers shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

            5.08 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof or in respect of U.S. Taxes pursuant to
Section 5.07 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), SSC, upon three Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender's Notes, if any, to any bank or other financial institution (a "Proposed Lender") identified by SSC that is satisfactory to the Administrative Agent and the Issuing Bank (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such


                                Credit Agreement
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                                     - 75 -


Requesting Lender's Loans were being prepaid in full on such date), (ii) if such Requesting Lender has requested compensation pursuant to Section 5.01, 5.06 or
5.07 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01, 5.06 or 5.07 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender and (iii) if no Default shall have occurred and be continuing. Subject to the provisions of
Section 12.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of SSC hereunder the agreements of SSC contained in Sections 5.01, 5.06, 5.07 and
12.03 hereof (without duplication of any payments made to such Requesting Lender by SSC or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.08 with respect to the time prior to such replacement.

            Section 6. Guarantee.

            6.01 The Guarantee. The Guarantors hereby (or, if applicable, by execution and delivery of Joinder Agreements) jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrowers and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrowers under this Agreement and under the Notes and by any Obligor under any of the other Loan Documents, and all obligations of SSC or any of its Restricted Subsidiaries to any Lender in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby (or, if applicable, by execution and delivery of Joinder Agreements) further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Guarantors under this Section 6.01 constitute guarantees of payment, not guarantees of collectibility.


                                Credit Agreement
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                                     - 76 -


            6.02 Obligations Unconditional. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby (or, if applicable, by execution and delivery of Joinder Agreements) expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or


                                Credit Agreement
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                                     - 77 -


any Lender exhaust any right, power or remedy or proceed against the Borrowers under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            6.03 Reinstatement. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            6.04 Subrogation. The Guarantors hereby (or, if applicable, by execution and delivery of Joinder Agreements) waive all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this
Section 6 and further agree with each Borrower for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by them shall constitute a contribution of capital by the relevant Guarantor to such Borrower (or an investment in the equity capital of such Borrower by such Guarantor).

            6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrowers under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such


                                Credit Agreement
obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

            6.06 Instrument for the Payment of Money. Each Guarantor hereby (or, if applicable, by execution and delivery of a Joinder Agreement) acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

            6.07 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

            6.08 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

            For purposes of this Section 6.08, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent,


                                Credit Agreement
subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder and under the other Loan Documents) of all of the Guarantors, determined as of the date the respective Guarantor becomes a Guarantor hereunder.

            6.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

            Section 7. Conditions Precedent.

            7.01 Effectiveness of this Agreement. The effectiveness of the amendment and restatement of the Existing Credit Agreement provided for hereby is subject to the satisfaction of the following conditions precedent (provided, that if such conditions precedent shall not have been satisfied on or before August 22, 1997, such amendment and restatement shall not occur, regardless of whether such conditions precedent are thereafter satisfied): (i) the execution and delivery of an execution counterpart of this Agreement by each Person stated to be a party to this Agreement and (ii) the receipt by the Administrative Agent of the following documents (with, in the case of clauses (a), (b), (d), (e), (f) and (g) below, sufficient copies for each Lender), each of which shall be satisfactory to the Administrative Agent in form and substance (except that, in the case of any agreement, instrument or other document to be signed, or any other action to be taken by the Target Companies,


                                Credit Agreement
the Administrative Agent shall have received evidence that such agreements, instruments and other documents will be signed, and such other action will be taken by the Target Companies immediately after the borrowing hereunder and the consummation of the Acquisition to occur on the Restatement Effective Date):

            (a) Corporate and Partnership Documents. Certified copies of the Partnership Agreement and of the charter and by-laws (or equivalent documents) of each Credit Party, and of all partnership and corporate authority for the Credit Parties (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers for such Credit Parties) with respect to the execution, delivery and performance of such of the Transaction Documents to which such Credit Party is intended to be a party and each other document to be delivered by such Credit Party from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the General Partner or such Credit Party to the contrary).

            (b) Officer's Certificate. A certificate of a Senior Officer, dated the Restatement Effective Date, to the effect that, on and as of the Restatement Effective Date, both immediately before and immediately after the borrowing hereunder to occur on the Restatement Effective Date, the consummation of the Acquisition (by operation of which the Target Companies will become Restricted Subsidiaries of SSC) and execution and delivery of the Joinder Agreement (by operation of which the Target Companies will become Borrowers and Obligors hereunder) and the other agreements, instruments and other documents, and the taking of the other actions, by the Target Companies contemplated by this Section 7.01 to be taken by the Target Companies immediately after the borrowing hereunder and the consummation of the Acquisition to occur on the Restatement Effective Date: (i) no Default shall have occurred and be continuing; and
      (ii) the representations and warranties made by the Obligors in Section 8 hereof, and by each Credit Party in each of the other Loan Documents to which it is a party, shall be true and complete.

            (c) Borrowing Base Certificate. A Borrowing Base Certificate as of a date not earlier than June 30, 1997 (provided that the information contained therein as to the Target Companies shall be as at March 31,
      1997) evidencing


                                Credit Agreement
      availability under the Revolving Credit Commitments, together with a certificate of a Senior Officer, dated the Restatement Effective Date, to the effect that the Consolidated Borrowing Base of SSC and its Subsidiaries has not decreased by a material amount since June 30, 1997 (or, in the case of the Target Companies, March 31, 1997).

            (d) Opinion of Counsel to the Obligors. An opinion, dated the Restatement Effective Date, of Kirkland & Ellis, counsel to the Obligors, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            (e) Opinion(s) of Local Counsel. Opinion(s), dated the Restatement Effective Date, of local counsel in the respective states in which the properties covered by the Mortgage(s) are located, in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinion(s) to the Lenders and the Administrative Agent).

            (f) Opinion of Special New York Counsel to Chase. An opinion, dated the Restatement Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in form and substance satisfactory to the Administrative Agent (and Chase hereby instructs such counsel to deliver such opinion to the Lenders).

            (g) Notes. The Notes, duly completed and executed for each Lender.

            (h) Personal Property Security Documents; Joinder Agreement.

                  (i) The Security Agreement, duly executed and delivered by the
            Obligors and the Administrative Agent and the stock certificates identified under the name of such Obligor in Annex 1 thereto (in each case accompanied by undated stock powers executed in blank). In addition, each Obligor shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement;


                                Credit Agreement

                  (ii) the Partnership Pledge Agreement, duly executed and
            delivered by the Partnership and the Administrative Agent and the stock certificates listed in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, the Partnership shall have taken such other action (including, without limitation, delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Partnership Pledge Agreement; and

                  (iii) the Joinder Agreement, duly executed and delivered by the Target Companies and the Administrative Agent.

            (i) Mortgage and Title Insurance for Acquired Facilities. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative
      Agent:

                  (i) one or more Mortgages covering the fee interests in
            facilities acquired by the Obligors in the Acquisition located in Mentor, Ohio, in LaGrange, Georgia, and Umatilla, Florida (the "Acquired Facilities"), in each case duly executed and delivered by the owner thereof in recordable form (in such number of copies as the Administrative Agent shall have requested);

                  (ii) if, and to the extent, requested by the Administrative
            Agent, one or more mortgagee policies of title insurance on forms of and issued by one or more title companies satisfactory to the Administrative Agent (the "Title Companies"), insuring the validity and first priority of the Liens created by the Mortgage(s) over the Acquired Facilities in form and in amounts satisfactory to the Administrative Agent, subject only to such exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed;

                  (iii) if, and to the extent, requested by the Administrative
            Agent, as-built surveys of recent date


                                Credit Agreement
            of each of the Acquired Facilities, showing such matters as may be required by any Lender, which surveys shall be in form and content acceptable to the Administrative Agent, and certified to the Administrative Agent and the Title Companies, and shall have been prepared by a registered surveyor acceptable to the Administrative Agent; and

                  (iv) if, and to the extent, requested by the Administrative
            Agent, certified copies of permanent and unconditional certificates of occupancy (or, if it is not the practice to issue certificates of occupancy in the jurisdiction in which the Acquired Facilities are located, then such other evidence reasonably satisfactory to the Administrative Agent) permitting the fully functioning operation and occupancy of each Acquired Facility.

      In addition, the Borrowers shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage(s) over the Acquired Facilities in the appropriate county land office(s). If the Administrative Agent does not require delivery of any item referred to in any of the preceding clauses (ii), (iii) or (iv) on the Restatement Effective Date, the Borrowers shall, if requested by the Administrative Agent on the Restatement Effective Date, deliver or cause to be delivered to the Administrative Agent such item as promptly as practicable after the Restatement Effective Date; provided that, in the case of the policies of title insurance referred to in said clause (ii) with respect to the facility in Florida, such policies shall be delivered no later than the 90th day after the Restatement Effective Date.

            (j) Mortgage Amendments. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

                  (i) Mortgage Amendments amending the Mortgages executed and delivered pursuant to the Existing Credit Agreement (the "Existing Mortgages"), in each case duly executed and delivered by the owner thereof in recordable form (in such number of copies as the Administrative Agent shall have requested);


                                Credit Agreement

                  (ii) if, and to the extent, requested by the Administrative
            Agent, one or more mortgagee policies of title insurance or endorsements to existing title insurance policies on forms of and issued by the applicable Title Companies, insuring the validity and first priority of the Liens created under the Existing Mortgages as amended by the Mortgage Amendments in form and in amounts satisfactory to the Administrative Agent, subject only to the exceptions in the existing title insurance policies and such other exceptions as are satisfactory to the Administrative Agent and, to the extent necessary under applicable law, for filing in the appropriate county land office(s), Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; and

                  (iii) if, and to the extent, requested by the Title Companies to provide title insurance coverage acceptable to the Administrative Agent, a recertification by a registered surveyor acceptable to the Title Companies of as-built surveys of each of the facilities covered by the Existing Mortgages, showing such matters as may be required by any Lender, which surveys shall be in form and content acceptable to the Administrative Agent.

      In addition, the Borrowers shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies or endorsements to existing title policies and in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes payable in connection with recording the Mortgage Amendments in the appropriate county land office(s). If the Administrative Agent does not require delivery of any item referred to in any of the preceding clauses (ii) or (iii) on the Restatement Effective Date, the Borrowers shall, if requested by the Administrative Agent on the Restatement Effective Date, deliver or cause to be delivered to the Administrative Agent such item as promptly as practicable after the Restatement Effective Date.

            (k) Environmental Assessments. An environmental assessment prepared by IT Corporation ("IT") in respect of each of the sites and facilities to be acquired in the Acquisition, such environmental assessment to be in form,


                                Credit Agreement
      scope and substance, and based upon investigations, satisfactory to the Administrative Agent.

            (l) Solvency Certificate. A certificate of the chief financial officer of SSC to the effect that, as of the Restatement Effective Date and after giving effect to the initial extension of credit hereunder, the Acquisition, the issuance of the Senior Subordinated Notes and the Seller Subordinated Note, and the other transactions contemplated hereby, (i) the aggregate value of all Properties of SSC and its Restricted Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of SSC and its Restricted Subsidiaries, (ii) SSC and its Restricted Subsidiaries will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) SSC and its Restricted Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

            (m) Senior Subordinated Notes. Evidence that the Senior Subordinated Notes Documents shall have been duly authorized, executed and delivered in the forms thereof furnished to the Lenders prior to the date hereof, and the Administrative Agent shall have received copies of each of the Senior Subordinated Notes Documents certified by a Senior Officer. In addition, the Administrative Agent shall have received evidence to the effect that SSC shall have received, or simultaneously with the borrowing hereunder to occur on the Restatement Effective Date will receive, cash proceeds (prior to the payment of any transaction fees, expenses, commissions or discounts) from the issuance of the Senior Subordinated Notes in an aggregate amount of at least $125,000,000.

            (n) Approvals. Evidence that all governmental and material third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Acquisition, the financings contemplated hereby and the


                                Credit Agreement
      continuing operations of SSC and its Subsidiaries shall have been obtained and be in full force and effect, and that all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or such financings.

            (o) Equity. Evidence that (i) the Partnership shall have received, or simultaneously with the borrowing hereunder to occur on the Restatement Effective Date will receive, (x) from a Person or Persons acceptable to the Administrative Agent cash consideration (prior to the payment of any transaction fees or expenses) in an amount not less than $33,800,000 (when aggregated with cash contributions made by the General Partner to the Partnership) in exchange for the issuance of limited partnership interests in the Partnership and (y) from management employees of the Partnership, in exchange for the issuance of limited partnership interests in the Partnership and capital stock in the General Partner, promissory notes in the aggregate principal amount of $2,029,685 (together with the promissory notes referred to in Section 10(o) hereof if any, as such promissory notes referred to in this paragraph (o) and in said Section 10(o) if any shall, subject to Section 9.19 hereof, be modified and supplemented and in effect from time to time, the "Management Notes"), in each of the cases referred to in the foregoing clauses (x) and (y) on terms and conditions reasonably satisfactory to the Administrative Agent and (ii) SSC shall have received, or simultaneously with the borrowing hereunder to occur on the Restatement Effective Date will receive from the Partnership a contribution to its common equity of cash in an amount not less than $33,800,000 and of the Management Notes executed and delivered on the Restatement Effective Date.

            (p) Transactions. (i) Evidence that the Acquisition shall have been, or simultaneously with the borrowing hereunder to occur on the Restatement Effective Date will be, consummated for an aggregate purchase price (including the refinancing of the existing indebtedness related to the Target Companies, the payment for the consideration of all outstanding shares of common stock of the Target Companies and the Seller Subordinated
      Note) not exceeding $136,000,000 (subject to adjustments relating to the amount of working capital as provided in the Acquisition Agreement) and in all other material respects in accordance with the terms of the Acquisition Documents (all conditions precedent to the


                                Credit Agreement
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                                     - 87 -


      consummation of the Acquisition set forth in the Acquisition Agreement requiring the satisfaction of any Person to be deemed for this purpose to require the satisfaction of the Lenders), including the schedules and exhibits thereto (except for any modifications, supplements or waivers thereof, or written consents or determinations made by any parties thereto, each of which shall be reasonably satisfactory to the Administrative Agent), (ii) evidence that the other Transactions shall have been, or simultaneously with the borrowing hereunder to occur on the Restatement Effective Date will be consummated, (iii) a certificate of a Senior Officer to that effect and to the effect that attached thereto are true and complete copies of the Seller Subordinated Note and the other documents delivered in connection with the closing thereunder and (iv) letters, addressed to the Administrative Agent and the Lenders, from all counsel that rendered legal opinions in connection with the Transactions, permitting the Administrative Agent and the Lenders to rely upon such legal opinions.

            (q) Pro Forma Financial Statements. A pro forma consolidated balance sheet and a consolidated statement of cash flows for SSC, its Subsidiaries and the Target Companies as at and for the period of four fiscal quarters ending on March 31, 1997, giving effect to the Acquisition, in form and substance and providing such details as are reasonably satisfactory to the Administrative Agent, and accompanied by a certificate of a Senior Officer, which certificate shall state that, in the opinion of the Senior Officer, the assumptions contained therein are reasonable and that such financial statements fairly present in all material respects the consolidated financial condition of SSC, its Subsidiaries and the Target Companies as at such date and for such period after giving pro forma effect to the Acquisition in accordance with generally accepted accounting principles.

            (r) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by SSC pursuant to Section 9.04 hereof and the designation of the Administrative Agent as the loss payee or additional named insured, as the case may be, thereunder to the extent required by said Section 9.04, such certificates to be in such form and contain such information as is specified in said Section 9.04.


                                Credit Agreement
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                                     - 88 -


            (s) Business Plan. A copy of a business plan for fiscal year 1997 and a written analysis of the business and prospects of SSC and its Restricted Subsidiaries for the period from the Restatement Effective Date through the Final Maturity Date in form and substance and providing such details as are reasonably satisfactory to the Administrative Agent.

            (t) No Judgment and Litigation. A certificate of a Senior Officer certifying that (i) there exists no judgment, order, injunction or other restraint issued or filed which prohibits the making of any Loans, the issuance of any Letters of Credit or the consummation of the Acquisition or the other transactions contemplated hereby and (ii) no action, suit or litigation proceeding at law or in equity by or before any court or Governmental Authority or agency exists or is threatened with respect to the Acquisition.

            (u) Interest, Fees and Expenses under the Existing Credit Agreement. Evidence that the Administrative Agent and the Existing Lenders shall have received all accrued and unpaid interest, fees and expenses, and amounts due under Section 5.05 hereof, owing to them under the Existing Credit Agreement.

            (v) Lien Searches. Results of recent lien searches in each relevant jurisdiction with respect to SSC and its Subsidiaries and the Target Companies showing that there are no Liens except for Permitted Liens and Liens listed on Part B of Schedule I to this Agreement.

            (w) Audit. A report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) in form and substance, and as at a date, satisfactory to the Administrative Agent with respect to the Receivables and Inventory of SSC and its Restricted Subsidiaries and the Target Companies.

            (x) Structure, Etc. Neither the Administrative Agent nor any Lender shall have objected to (i) the state and Federal tax assumptions of SSC,
      (ii) the ownership, capital, organization and legal structure of the Partnership and its Subsidiaries, including, without limitation, all limited partnership units or capital stock issued by the Partnership and its Subsidiaries and any options, warrants or other securities issued in connection therewith and the other transactions contemplated hereby, (iii) the quality and condition of the Properties of SSC and its Subsidiaries and


                                Credit Agreement
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                                     - 89 -


      the Target Companies or (iv) the material contracts of the Target Companies to be assumed or acquired as part of the Acquisition, including, without limitation (i) documents evidencing or otherwise relating to any material amount of Indebtedness (including Guarantees) to be assumed, (ii) material supply and purchase contracts and (iii) indemnities in favor of SSC or any of its Subsidiaries.

            (y) Other Documents. Such other documents as the Administrative Agent or special New York counsel to Chase may reasonably request.

The obligation of any Lender to make any extension of credit hereunder on or after the Restatement Effective Date is also subject to the payment by the Borrowers of such fees as any Obligor shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrowers).

            7.02 Initial and Subsequent Extensions of Credit. The obligation of the Lenders to make any Loan or otherwise extend any credit to the Borrowers upon the occasion of each borrowing or other extension of credit hereunder (including on the Restatement Effective Date) is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing (except that this paragraph (a) shall not apply to a default in the payment when due during the applicable grace period of any amount referred to in Section 10(a)(ii) hereof if the amount to be borrowed is to be used simultaneously with such borrowing to cure such default);

            (b) the representations and warranties made by the Obligors in
      Section 8 hereof, and by each Credit Party in each of the other Loan Documents to which it is a party, shall be true and complete in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty


                                Credit Agreement
      is expressly stated to have been made as of a specific date, as of such specific date); and

            (c) the aggregate principal amount of the Revolving Credit Loans together with the aggregate amount of all Letter of Credit Liabilities shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(f) hereof.

Each notice of borrowing or request for the issuance of a Letter of Credit by the Borrowers hereunder shall constitute a certification by the Borrowers to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrowers otherwise notify the Administrative Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

            Section 8. Representations and Warranties. Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that:

            8.01 Corporate Existence. Each of SSC and its Restricted Subsidiaries (other than the Foreign Companies): (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

            8.02 Financial Condition. SSC has heretofore furnished to each of the Lenders consolidated balance sheets of the Partnership and its Subsidiaries as at December 31, 1996 and the related consolidated statements of income, retained earnings and cash flows of the Partnership and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, and the unaudited consolidated balance sheets of the Partnership and its Subsidiaries as at March 31, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Partnership and its Subsidiaries for the three-month period ended on such date. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Partnership and its


                                Credit Agreement

Subsidiaries as at said dates and the consolidated and unconsolidated results of their operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at March 31, 1997, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Partnership nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates. Since December 31, 1996, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of SSC and its Restricted Subsidiaries from that set forth in said financial statements as at said date.

            8.03 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against SSC or any of its Restricted Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

            8.04 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the Partnership Agreement or the charter or by-laws of the General Partner or any Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument (other than an immaterial agreement or instrument) to which the General Partner or SSC or any of its Restricted Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument (other than an immaterial agreement or instrument), or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the General Partner, SSC or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument (other than an immaterial agreement). An "immaterial agreement or instrument" shall mean an agreement or instrument the relevant breach of or default under which would not have a Material Adverse Effect or a material adverse effect upon the ranking of any of the obligations of any Credit Party under any thereof.


                                Credit Agreement

            8.05 Action. Each Obligor has all necessary partnership or corporate (as the case may be) power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Transaction Documents to which it is a party have been duly authorized by all necessary partnership or corporate (as the case may be) action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Transaction Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of this Agreement or any of the other Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for (a) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) those that have been obtained or made and are in full force and effect on the date hereof and (c) routine filings and consents not required on the date hereof and obtainable in the ordinary course of business and when and as required.

            8.07 ERISA. Each Plan, and, to the knowledge of the Obligors, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which SSC would be under an obligation to furnish a report to the Lenders under Section 9.01(e) hereof.

            8.08 Taxes. SSC and its Subsidiaries (and the General Partner and the Partnership) have filed all Federal income tax returns and all other material tax returns and information


                                Credit Agreement
statements that are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by SSC or any of its Subsidiaries. The charges, accruals and reserves on the books of SSC and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of SSC, adequate. As of the Restatement Effective Date, neither SSC nor any of its Subsidiaries has given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal, state, local and foreign taxes or other impositions.

            8.09 Investment Company Act. Neither SSC nor any of its Restricted Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            8.10 Public Utility Holding Company Act. Neither SSC nor any of its Restricted Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.11 Material Agreements and Liens.

            (a) Part A of Schedule I hereto is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, SSC or any of its Subsidiaries or any of the Target Companies outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

            (b) Part B of Schedule I hereto is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000 and covering any Property of SSC or any of its Subsidiaries or any of the Target Companies, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.


                                Credit Agreement

            8.12 Environmental Matters. Except as disclosed on Schedule V hereto and except as would not reasonably be expected for each of the following matters to lead to liability in excess of $200,000, to the knowledge of the Obligors:

            (a) Each of SSC and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect.

            (b) Each of such permits, licenses and authorizations is in full force and effect and each of SSC and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

            (c) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by SSC or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of SSC or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by SSC or any of its Subsidiaries.

            (d) Neither SSC nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute;

            (e) Except to the extent duly authorized by law:

                  (i) no polychlorinated biphenyls (PCB's) are or have been
            present at any site or facility now or


                                Credit Agreement
            previously owned, operated or leased by SSC or any of its Subsidiaries; and

                  (ii) there are no underground storage tanks or surface
            impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries.

            (f) No Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries in a reportable quantity established by and required to be reported under any statute, ordinance, rule, regulation or order.

            (g) No Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

            (h) No asbestos containing materials is or has been present at any site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries that would result in more than $500,000 in response removal costs at a single facility, or in the aggregate would have a Material Adverse Effect.

            (i) To the Obligors' knowledge, neither SSC nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against SSC or any of its Subsidiaries.

            (j) Except to the extent duly authorized by law and in a manner that would not lead to liability, no Hazardous Material generated by SSC or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by SSC or any of its Subsidiaries at any location.


                                Credit Agreement

            (k) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of SSC or any of its Subsidiaries, and no site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

            (l) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by SSC or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens, and neither SSC nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

            (m) All environmental investigations, studies, audits, tests, reviews or other analyses (excluding any privileged analyses by legal counsel on behalf of the any Obligor) conducted by or that are in the possession of SSC or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by SSC or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

            8.13 Capitalization. The authorized capital stock of SSC consists, on the date hereof, of an aggregate of 1,000 shares consisting of 100 shares of Class A common stock, $.01 per share and 900 shares of Class B common stock, $0.1 per share, all of which shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by the Partnership. As of the date hereof, (x) there are no outstanding Equity Rights with respect to SSC and (y) there are no outstanding obligations of SSC or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of SSC nor are there any outstanding obligations of SSC or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of SSC or any of its Subsidiaries.


                                Credit Agreement

            8.14 Subsidiaries, Etc.

            (a) Set forth in Part B of Schedule II hereto is a complete and correct list of all of the Subsidiaries of SSC and the Target Companies as of the date hereof together with, for each such Person, (i) the jurisdiction of organization of such Person, (ii) each Person holding ownership interests in such Person and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Person represented by such ownership interests. Except as disclosed in Part B of Schedule II hereto, (x) each of SSC and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part B of Schedule II hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Set forth in Part C of Schedule II hereto is a complete and correct list of all Investments (other than Investments disclosed in Part B of said Schedule II hereto and Investments permitted by paragraphs (b), (c), (d) and (e) of Section 9.08 hereof) held by SSC or its Subsidiaries or the Target Companies in any Person on the date hereof having a fair market value of $200,000 or greater (provided, that, the aggregate fair market value of all Investments (other than Investments so disclosed or permitted) not listed on said Schedule II does not exceed $500,000), and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part C of Schedule II hereto, each of SSC and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

            (c) None of the Target Companies or the Subsidiaries of SSC is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.18(c) hereof.

            8.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant


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                                     - 98 -


hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by SSC and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Obligors that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

            8.16 Real Property. Set forth on Schedule III attached hereto is a list, as of the date hereof, of all of the real property interests held by SSC, any of its Subsidiaries or any of the Target Companies, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property.

            8.17 Certain Documents. SSC has furnished to the Lenders a true and complete copy of the Acquisition Agreement, the Equity Documents, the Registration Rights Agreement and the Senior Subordinated Notes Indenture as in effect on the date hereof.

            8.18 Solvency. As of the date of each extension of credit hereunder (and after giving effect thereto and to the use thereof by the Borrowers), (i) the aggregate value of all Properties of SSC and its Restricted Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of SSC and its Restricted Subsidiaries, (ii) SSC and its Restricted Subsidiaries do not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducts and (iii) SSC and its


                                Credit Agreement

Restricted Subsidiaries have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

            Section 9. Covenants of the Obligors. Each of the Obligors covenants and agrees with the Lenders and the Administrative Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all outstanding amounts payable by the Borrowers hereunder:

            9.01 Financial Statements Etc. SSC shall deliver to each of the
Lenders:

            (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of SSC, consolidated statements of income, retained earnings and cash flows of SSC and its Restricted Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of SSC and its Restricted Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, if available (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Senior Officer, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of SSC and its Restricted Subsidiaries (except as provided in Section 1.02(d) hereof) in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (b) as soon as available and in any event within 120 days after the end of each fiscal year of SSC, consolidated and consolidating statements of income, retained earnings and cash flows of SSC and its Restricted Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of SSC and its Restricted Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of SSC, by an opinion thereon of independent certified public accountants


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      of recognized national standing, which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of SSC and its Restricted Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that SSC was not in compliance with Sections 9.06(h), 9.07(e), 9.10, 9.11 and 9.12 hereof, insofar as such Sections relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Senior Officer, which certificate shall state that said consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of SSC and its Restricted Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

            (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that SSC or any of its Restricted Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

            (d) promptly upon the mailing thereof to the partners of SSC generally or to holders of any class of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon receipt from the holders of any class of Subordinated Indebtedness, copies of all notices and statements delivered to any of the Obligors;

            (e) as soon as possible, and in any event within ten days after SSC knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Officer setting forth details respecting such event or condition and the action, if any, that SSC or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by any of the Obligors or an ERISA Affiliate with respect to such event or condition):


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                  (i) any reportable event, as defined in Section 4043(b) of
            ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by SSC or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by the PBGC of proceedings under Section
            4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by SSC or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer
            Plan by SSC or any ERISA Affiliate that results in liability under
            Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by SSC or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against SSC or any ERISA Affiliate to enforce
            Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of


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            tax-exempt status of the trust of which such Plan is a part if SSC or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

            (f) as soon as available and in any event within 15 days (or, in the case of each monthly accounting period ending before the first anniversary of the Restatement Effective Date, 30 days) after the end of each monthly accounting period (ending on the last day of each calendar month), a Borrowing Base Certificate as at the last day of such accounting period;

            (g) periodically at the request of the Administrative Agent or the Majority Lenders (but not more frequently than once per calendar year unless a Default shall have occurred and be continuing), a report of an independent collateral auditor (which may be, or be affiliated with, one of the Lenders) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of SSC and its Restricted Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by SSC as at the end of such accounting period is accurate and complete in all material respects and in addition, as soon as available and in any event within 120 days after the end of each fiscal year of SSC, a like report of Ernst & Young LLP or other independent public accountants with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of such fiscal year;

            (h) promptly after SSC knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that SSC has taken or proposes to take with respect thereto;

            (i) from time to time such other information regarding the financial condition, operations, business or prospects of SSC or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports


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      or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

SSC will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a), (b) or (c) above, a certificate of a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that SSC has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether SSC is in compliance with Sections 9.06(h), 9.07(e), 9.10, 9.11 and 9.12 hereof as of the end of the respective month, quarterly fiscal period or fiscal year.

            9.02 Litigation. SSC will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting SSC or any of its Subsidiaries, except proceedings that, if adversely determined, would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, SSC will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, SSC or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

            9.03 Existence, Etc. SSC will, and will cause each of its Restricted Subsidiaries to:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

            (b) comply with the requirements of all applicable laws, including but not limited to Environmental Laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements


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      could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

            (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

            (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

            (f) permit representatives of any Lender or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

            9.04 Insurance. SSC will, and will cause each of its Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations, provided that SSC will in any event maintain (with respect to itself and each of its Restricted Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated. SSC will in any event maintain (with respect to itself and each of its Restricted Subsidiaries):

            (1) Casualty Insurance -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of SSC and each of its Restricted Subsidiaries by reason of any Peril (as defined below) in


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      such amounts (subject to such deductibles as shall be satisfactory to the
      Majority Lenders) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

            (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by SSC or any of its Restricted Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

            (3) Comprehensive General Liability Insurance --insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of SSC and its Restricted Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

            (4) Workers' Compensation Insurance -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law.

            (5) Product Liability Insurance -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by SSC or any of its Restricted Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of SSC and its Restricted Subsidiaries.

            (6) Business Interruption Insurance -- insurance against loss of operating income (up to an aggregate amount equal to $500,000 and subject to a deductible, or


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      self-insured amount, not in excess of $100,000) by reason of any Peril.

            (7) Other Insurance -- such other insurance, as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by SSC and having an A. M. Best rating of "A" or better and being in a financial size category of VII or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property) and as an additional named insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 10 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Obligors or any Person having an interest in any Property covered by the Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. SSC will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

            On or before the Restatement Effective Date, SSC will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by SSC hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect at least through December 31, 1997, subject only to the payment of premiums as they become due (and attaching copies of or certificates evidencing any policies with respect to casualty insurance). Thereafter, not later than 5 days prior to the stated termination date of any policy of insurance required to be maintained by SSC hereunder, SSC will deliver to the Administrative Agent a certificate of insurance evidencing that such policy has been extended for at least one year, subject only to the payment of premiums as they become due. SSC will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is


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the named insured thereunder, with loss payable as provided herein. SSC will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

            Without limiting the obligations of SSC under the foregoing provisions of this Section 9.04, in the event SSC shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this
Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and SSC shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

            For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of SSC and its Restricted Subsidiaries are located.

            9.05 Prohibition of Fundamental Changes. SSC will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

            SSC will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for acquisitions permitted by paragraph
(e) below, purchases of inventory and other Property to be sold or used in the ordinary course of business, Investments permitted under Section 9.08 hereof, and Capital Expenditures permitted under Section 9.12 hereof.

            SSC will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its


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business so long as the amount thereof sold in any single fiscal year by SSC and its Restricted Subsidiaries shall not have a fair market value in excess of $500,000 and (ii) any inventory or other Property licensed, leased, sold or disposed of in the ordinary course of business and on ordinary business terms). Notwithstanding the foregoing provisions of this Section 9.05 (but subject to the last sentence of this Section 9.05):

            (a) any Restricted Subsidiary of a Borrower may be merged or consolidated with or into: (i) a Borrower if such Borrower shall be the continuing or surviving corporation or (ii) any other such Restricted Subsidiary; provided that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) that if any such transaction shall be between a Guarantor and a Subsidiary not a Guarantor, and such Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Guarantor hereunder and under the other Loan Documents;

            (b) any Borrower or any Restricted Subsidiary of a Borrower may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to a Borrower or a Restricted Subsidiary that is a Wholly Owned Subsidiary of a Borrower; provided that
      (i) if any such sale, lease, transfer or other disposition is by a Borrower, then the transferee shall be a Borrower and (ii) if any such sale, lease, transfer or other disposition is by a Guarantor to a Subsidiary of a Borrower not a Guarantor, then such Subsidiary shall have assumed all of the obligations of such Guarantor hereunder and under the other Loan Documents;

            (c) the Borrowers or any Restricted Subsidiary of the Borrowers may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of a Borrower, a Borrower is the surviving corporation and, in any other case, the surviving corporation is a Restricted Subsidiary that is a Wholly Owned Subsidiary of a Borrower and (ii) after giving effect thereto no Default would exist hereunder;

            (d) SSC and its Restricted Subsidiaries may consummate the Transactions;


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            (e) SSC and its Restricted Subsidiaries may acquire any business consisting of manufacturing and/or selling specialty chemicals products or otherwise engaged in the specialty chemicals business, and closely related businesses or businesses incidental thereto (collectively, the "Specialty Chemicals Business"), and the related assets or stock (by merger or consolidation or otherwise), and subject to clause (iv) below and Section 9.05(h) hereof, any business unrelated to the Specialty Chemicals Business, so long as:

                  (i) no Default exists either before or after giving effect thereto;

                  (ii) SSC shall have demonstrated in reasonable detail after giving effect to such acquisition and any borrowings in connection with such acquisition that SSC is in compliance with Section 9.10 hereof and shall have furnished to the Lenders projections demonstrating that SSC will be in compliance for the period from the date of such acquisition through the twelve-month anniversary of such acquisition;

                  (iii) SSC shall have provided the Lenders with not less than
            10 Business Days' prior notice of each such acquisition, together with copies of the documentation for such acquisition as and when the same become available, and the Majority Lenders or the Administrative Agent shall not have objected to such documentation; and

                  (iv) any portion of such business that is not a Specialty
            Chemicals Business shall comprise less than the greater of (x) $4,000,000 or (y) 10% of the value of the business so acquired, as determined by SSC in good faith using any reasonable methodology;

            (f) SSC and its Restricted Subsidiaries may sell Properties having an aggregate fair market value not exceeding $5,000,000 in any fiscal year of SSC;

            (g) SSC and its Restricted Subsidiaries may consummate the Mercer Disposition for fair market value, provided that not less than 80% of the consideration received therefor consists of cash;

            (h) if any acquisition by SSC or any of its Restricted Subsidiaries permitted by Section 9.05(e) hereof includes


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      any business that is not a Specialty Chemicals Business (as defined in said Section 9.05(e)), SSC or such Restricted Subsidiary shall, within twelve months of such acquisition, sell such business;

            (i) Evode may sell its grinding operations; and

            (j) SSC and its Restricted Subsidiaries may sell accounts receivable in connection with the collection or compromise thereof in the ordinary course of their business.

In no event shall SSC or any of its Subsidiaries make any tender offer or other public offer for any capital stock or partnership or other equity interest issued by any Person unless a majority of the board of directors or similar governing body of such Person shall have adopted a resolution approving such offer.

            9.06 Limitation on Liens. SSC will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

            (a) Liens created pursuant to the Security Documents;

            (b) Liens in existence on the date hereof that either (x) are listed in Part B of Schedule I hereto or (y) secure Indebtedness the aggregate principal or face amount of which is less than $100,000, and renewals or replacements thereof provided that the amount of the obligations secured thereby is not increased, and such Liens are not spread to cover any additional Property;

            (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or either that do not exceed $100,000 in the aggregate or that are being contested in good faith and by appropriate proceedings if (in the case of such contested taxes) adequate reserves with respect thereto are maintained on the books of SSC or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP;

            (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an


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      amount and for a period not resulting in an Event of Default under Section
      10(i) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

            (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, insurance, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of SSC or any of its Restricted Subsidiaries;

            (h) additional Liens upon real and/or personal Property created after the date hereof, provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $4,000,000 in the aggregate at any one time outstanding.

            (i) Liens on Property of any Person that becomes a Restricted Subsidiary of SSC after the date hereof, provided that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of SSC and were not created in anticipation thereof;

            (j) Liens upon real and/or tangible personal Property acquired after the date hereof by SSC or any of its Restricted Subsidiaries that existed on such Property before the time of its acquisition and were not created in anticipation thereof; provided that no such Lien shall extend to or cover any Property of SSC or such Restricted Subsidiary other than the Property so acquired and improvements thereon;

            (k) rights of set-off held by banks by operation of law or pursuant to customary deposit agreements against deposits held at or certificates of deposit issued by such banks so long as such deposits or certificates of deposit


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      are made or acquired in the ordinary course of business and not in anticipation of the incurrence of any Indebtedness;

            (l) the interests of licensors, lessors, sublessors, licensees, lessees and sublicensees in licenses and leases entered into in the ordinary course of business and not securing Indebtedness;

            (m) Liens on capital stock of, or partnership interests or other equity interests in, Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries; and

            (n) Liens on Property located outside of the United States of America of any Restricted Subsidiary the jurisdiction of organization of which and the principal place of business of which is located outside of the United States of America to the extent that such Liens secure the Indebtedness of such Restricted Subsidiary permitted by Section 9.07(f) hereof.

            9.07 Indebtedness. SSC will not, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

            (a) Indebtedness to the Lenders hereunder and under the other Transaction Documents;

            (b) Indebtedness outstanding on the date hereof that either (x) is listed in Part A of Schedule I hereto or (y) has an aggregate principal or face amount less than $100,000, and renewals or refinancings thereof provided that the aggregate amount thereof is not increased;

            (c) Subordinated Indebtedness;

            (d) Indebtedness of Restricted Subsidiaries of SSC to SSC or to other Restricted Subsidiaries of SSC;

            (e) Indebtedness of any Person that becomes a Restricted Subsidiary of SSC after the date hereof, provided that such Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary of SSC and is not created in anticipation thereof;

            (f) additional Indebtedness of SSC and its Restricted Subsidiaries (including without limitation, Capital Lease Obligations and other Indebtedness secured by Liens


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
                                    - 113 -


      permitted under Section 9.06(h) hereof) up to but not exceeding $2,000,000 at any one time outstanding;

            (g) Indebtedness of any Restricted Subsidiary the jurisdiction of organization of which and the principal place of business of which is located outside of the United States of America to the extent that such Indebtedness is incurred to provide working capital for such Restricted Subsidiary and that the aggregate amount of all such Indebtedness of all such Restricted Subsidiaries at any one time outstanding does not exceed the Dollar Equivalent of $10,000,000;

            (h) Indebtedness incurred in connection with financing the costs of insurance premiums in the ordinary course of business and to the extent customary for Persons situated similarly to SSC and its Restricted Subsidiaries; and

            (i) obligations under incentive, earn-out or other similar arrangements incurred in connection with acquisitions permitted hereunder, provided that, if there is a reasonable possibility that the amounts to be paid thereunder by SSC and its Restricted Subsidiaries will be material, the same shall have been approved by the Administrative Agent and the Majority Lenders.

In no event shall SSC or any of its Restricted Subsidiary be liable, directly or contingently, for any Contingent Repurchase Obligation.

            9.08 Investments. SSC will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding on the date hereof that either (x) are identified in Part C of Schedule II hereto or (y) have an individual fair market value less than $200,000 as of the Restatement Effective Date (provided, that the aggregate fair market value of all such Investments as of the Restatement Effective Date not identified in said Part C shall not exceed $1,000,000);

            (b) operating deposit accounts with banks;

            (c) Permitted Investments;


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                                    - 114 -


            (d) Investments by SSC and its Restricted Subsidiaries in or to SSC and any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries;

            (e) Hedging Agreements entered into as bona fide hedges against fluctuations in interest rates, foreign currency exchange rates or commodity chemicals prices, and not for speculative purposes;

            (f) capital stock of any Person acquired in the Acquisition or in other acquisitions permitted by Section 9.05 hereof if, after giving effect thereto, such Person is a Restricted Subsidiary of SSC;

            (g) Investments in Restricted Subsidiaries that are not Wholly Owned Subsidiaries and in joint ventures in an aggregate amount for all such Restricted Subsidiaries and joint ventures not exceeding at any time outstanding the sum of $10,000,000 plus the aggregate amount of such Investments made with the Net Available Proceeds of Debt Issuances;

            (h) Investments in Restricted Subsidiaries that are not Wholly Owned Subsidiaries and in joint ventures made with the Net Available Proceeds of Equity Issuances;

            (i) promissory notes, and earn-out obligations and similar rights, obtained in connection with sales of Properties permitted hereby;

            (j) promissory notes and other securities received in settlement of disputed claims;

            (k) deposits constituting Liens permitted by Section 9.06 hereof;

            (l) loans to employees of SSC and its Restricted Subsidiaries in an amount not exceeding at any one time outstanding $200,000 per employee, provided that the aggregate amount thereof (together with loans to employees of SSC and its Restricted Subsidiaries permitted by Section 9.08(a) hereof) for all such employees does not exceed $2,670,315 at any one time outstanding;

            (m) capital stock of, or partnership interests or other equity interests in, Unrestricted Subsidiaries held by SSC or any of its Subsidiaries at the respective times the relevant Subsidiaries are designated Unrestricted


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                                    - 115 -


      Subsidiaries (but excluding capital contributions made thereafter);

            (n) prepaid expenses incurred and prepaid in the ordinary course of business; and

            (o) additional Investments in an aggregate amount not exceeding $1,000,000 at any time outstanding.

            9.09 Restricted Payments. SSC will not make any Restricted Payment at any time, except that (a) SSC or any of its Restricted Subsidiaries may make cash dividends to the Partnership quarterly in respect of each tax year of the Partnership in an amount equal to the estimated portion of Tax Payment Amount for the Partnership for such tax payable for such quarter, so long as at least fifteen days prior to making any such Restricted Payment, SSC shall have delivered to each Lender (i) notification of the amount and proposed payment date of such Restricted Payment and (ii) a statement from the chief financial officer of SSC setting forth a detailed calculation of the estimated portion of such Tax Payment Amount for such quarter, (b) if no Default shall have occurred and be continuing or would result therefrom, SSC may make cash dividends to the Partnership to enable the Partnership to pay Contingent Repurchase Obligations that have become owing provided that, except to the extent paid with the Net Available Proceeds of Equity Issuances, such amount paid in any fiscal year of SSC does not exceed $1,000,000 (provided that the unused availability for Restricted Payments permitted by this clause (b) for any fiscal year of SSC (beginning with its fiscal year ending December 31, 1997) may be carried forward into subsequent years until it is used so long as the aggregate amount of Restricted Payments made as permitted by this clause (b) (excluding any portion thereof paid with the Net Available Proceeds of Equity Issuances) does not exceed $4,000,000 in any fiscal year of SSC, (c) SSC may make the Restricted Payments referred to in the definition of "Transactions" in Section 1.01 hereof on the Restatement Effective Date, (d) if no Default shall have occurred and be continuing or would result therefrom, SSC may make cash dividends to the Partnership on the dates and in the amounts required to pay Subordinated Indebtedness of the Partnership, (e) cash distributions to the Partnership to pay fees and expenses (including directors fees and employee salaries) of the General Partner and the Partnership and (f) other Restricted Payments in any fiscal year not to exceed $2,000,000. Not later than October 16 of each year, SSC shall furnish to the Administrative Agent a certificate of a firm of independent certified public accountants setting forth in reasonable detail calculations demonstrating


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                                    - 116 -


that the Tax Payment Amounts paid by SSC in the preceding calendar year were accurate. In preparing such certificate, such firm may rely on certificates of independent public accountants for the Partnership (or investor in the Partnership, as applicable) as to the actual combined marginal Federal, state and local income tax rates (after giving effect to the deductibility of state and local income taxes) applicable to the Partnership (or investor, as applicable) unless such combined rates exceed the highest theoretical combined marginal Federal, state and local income tax rates (after giving effect to the deductibility of state and local income taxes), as determined by such firm. Nothing herein shall be deemed to prohibit the payment of dividends by any Restricted Subsidiary of SSC to SSC or to any other Restricted Subsidiary of SSC.

            9.10 Certain Financial Covenants.

            (a) Leverage Ratio. SSC will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

            Period                                        Ratio
            ------                                        -----

            March 31, 1998 through
              March 31, 1999                            5.75 to 1
            April 1, 1999 through
              September 30, 1999                        5.25 to 1
            October 1, 1999 through
              June 30, 2000                             4.75 to 1
            July 1, 2000 through
              September 30, 2000                        4.50 to 1
            October 1, 2000 through
              March 31, 2001                            4.25 to 1
            April 1, 2001 through
              June 30, 2001                             4.00 to 1
            July 1, 2001 through
              September 30, 2001                        3.75 to 1
            October 1, 2001 and
              thereafter                                3.50 to 1


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                                    - 117 -


            (b) Net Worth. SSC will not permit Net Worth to be less than the following respective amounts at any time during the following respective periods:

            Period                                        Amount
            ------                                        ------

            Restatement Effective Date
              through March 30, 1999                    $44,000,000
            March 31, 1999 through
              September 29, 1999                        $46,000,000
            September 30, 1999 through
              March 30, 2000                            $48,000,000
            March 31, 2000 through
              September 29, 2000                        $50,000,000
            September 30, 2000 through
              March 30, 2001                            $52,500,000
            March 31, 2001 through
              September 29, 2001                        $55,000,000
            September 30, 2001 through
              March 30, 2002                            $57,500,000
            March 31, 2002 through
              September 29, 2002                        $60,000,000
            September 30, 2002 through
              March 30, 2003                            $62,500,000
            March 31, 2003 through
              September 29, 2003                        $65,000,000
            September 30, 2003 and
              thereafter                                $67,500,000

            (c) Interest Coverage Ratio. SSC will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

            Period                                        Ratio
            ------                                        -----

            March 31, 1998 through
              March 30, 1999                            1.75 to 1
            March 31, 1999 through
              March 30, 2000                            2.00 to 1
            March 31, 2000 through
              March 30, 2001                            2.25 to 1
            March 31, 2001 through
              March 30, 2002                            2.50 to 1
            March 31, 2002 through
              March 30, 2003                            2.75 to 1
            March 31, 2003 and
              thereafter                                3.00 to 1


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
                                    - 118 -


            9.11 Management Fees. SSC will not permit the aggregate amount of Management Fees payable in respect of any fiscal year of SSC to exceed $250,000 plus the amount of any reasonable out-of-pocket expenses incurred by the Manager or any Affiliate of SSC in connection with the operation of the Partnership, SSC and its Subsidiaries, provided that Management Fees may not be paid (i) more than quarterly in advance, (ii) at any time after a Default shall have occurred and be continuing or (iii) to any Person other than the Partnership, First Chicago Equity Corp., Waud Capital Partners, L.L.C. or Affiliates of First Chicago Equity Corp. or Waud Capital Partners, L.L.C.

            9.12 Capital Expenditures. SSC will not permit the aggregate amount of Capital Expenditures (excluding Capital Expenditures made from Escrowed Funds, from the Net Available Proceeds of Casualty Events, Equity Issuances or Dispositions, from amounts offset against the Seller Note in accordance with the terms thereof and from amounts received from Persons other than SSC and its Subsidiaries pursuant to indemnities for Environmental Claims) by SSC and its Restricted Subsidiaries to exceed for any period set forth below the amount set forth below opposite such period:

                  Fiscal Year                          Amount
                  -----------                          ------

                     1997                            $5,500,000
                     1998                             5,500,000
                     1999                             5,000,000
                     2000                             5,000,000
                     2001                             5,000,000
                     2002                             5,000,000
                     2003                             5,000,000

If the aggregate amount of Capital Expenditures for any fiscal year shall be less than the amount permitted for such fiscal year, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) fiscal year and, for purposes hereof, the amount of Capital Expenditures made during any period shall be deemed to have been made first from the permitted amount for such fiscal year and last from the amount of any carryover from any previous fiscal year.

            9.13 Holding Company. Notwithstanding anything contained herein to the contrary, SSC shall at all times be a Holding Company.


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                                    - 119 -


            9.14 Subordinated Indebtedness. SSC will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except (subject to the terms of subordination thereof) for (i) regularly scheduled payments or prepayments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness, (ii) offsets against the Seller Subordinated Note in accordance with the terms thereof and (iii) exchanges of Senior Subordinated Notes for other Senior Subordinated Notes in accordance with the Registration Rights Agreement. SSC will not permit any Indebtedness, other than Indebtedness hereunder, to be "Designated Senior Indebtedness" under, and as defined in the Senior Subordinated Notes Indenture on the Exchange Securities Indenture.

            9.15 Lines of Business. SSC will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the specialty chemicals products business and closely related businesses or businesses incidental thereto.

            9.16 Transactions with Affiliates. Except as expressly permitted by this Agreement or as set forth in Schedule IV, SSC will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate of SSC; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate of SSC; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate of SSC; (d) make any contribution towards, or reimbursement for, any Federal income taxes payable by any Partner or any of its Subsidiaries in respect of income of SSC; or (e) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of SSC (including, without limitation, Guarantees and assumptions of obligations of an Affiliate of SSC); provided that (x) any Affiliate of SSC who is an individual may serve as a director, officer or employee of SSC or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) SSC and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by SSC or any of its Subsidiaries to an Affiliate of SSC) providing for


                                Credit Agreement
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                                    - 120 -


the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to SSC and its Restricted Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate of SSC.

            9.17 Use of Proceeds. SSC will use the proceeds of the Loans hereunder solely to provide part of the financing for the Acquisition (including related fees and expenses), to refinance existing Indebtedness, to finance the ongoing working capital requirements of SSC and its Restricted Subsidiaries and to finance other acquisitions permitted hereunder (in compliance with all applicable legal and regulatory requirements); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds. SSC will use the proceeds of the Acquisition Loans solely for the purpose of financing acquisitions permitted by Section 9.05(e) hereof.

            9.18 Certain Obligations Respecting Restricted Subsidiaries.

            (a) Guarantors. In the event that SSC or any of its Restricted Subsidiaries shall form or acquire any new Restricted Subsidiary, SSC will cause such new Restricted Subsidiary (so long as such new Restricted Subsidiary is not a "controlled foreign corporation" within the meaning of Section 957 of the
Code) to become a "Guarantor" (and, thereby, an "Obligor") hereunder, and to pledge and grant a security interest in its Property pursuant to the Security Agreement to the Administrative Agent for the benefit of the Lenders, pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Obligor" pursuant to Section 7.01 hereof upon the Restatement Effective Date or as the Administrative Agent shall have requested.

            (b) Ownership of Restricted Subsidiaries. SSC will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Restricted Subsidiaries is a Wholly Owned Subsidiary, except as permitted by Section 9.08 hereof. In the event that any additional shares of stock, partnership or membership or similar equity interests shall be issued by any Restricted Subsidiary to any Obligor, such Obligor agrees forthwith to


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                                    - 121 -


deliver to the Administrative Agent pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement; provided that, notwithstanding anything contained herein to the contrary, no capital stock of any "controlled foreign corporation" within the meaning of Section 957 of the Code (other than 65% of the capital stock of each class of each such "controlled foreign corporation" directly owned by an Obligor) shall be pledged under the Security Agreement.

            (c) Certain Restrictions. SSC will not permit any of its Restricted Subsidiaries to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, except for any prohibition or restraint as to the granting of Liens on, or sales, assignments, transfers or other dispositions of, Property that is covered by a Lien in favor of any other Person (except for SSC or any of its Subsidiaries or Affiliates) permitted by 9.06 hereof or that is the subject of a lease with any Person (except for SSC or any of its Subsidiaries or Affiliates).

            9.19 Modifications of Certain Documents. SSC will not consent to

            (a) any modification, supplement or waiver of any of the provisions of the Acquisition Documents,

            (b) any modification, supplement or waiver of any of the provisions of the Investors Agreement, the Equity Documents or the organizational documents of any Obligor to the extent that such modification, supplement or waiver is materially adverse to any Obligor or to the interests of the Administrative Agent or the Lenders or

            (c) any modification, supplement or waiver of any of the provisions of the Subordinated Debt Documents or any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness, other than the Subordinated Debt Documents, to the extent that the Administrative Agent reasonably determines that such


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                                    - 122 -


      modification, supplement or waiver is adverse to any Obligor or the interests of the Administrative Agent or the Lenders.

            9.20 Equity Issuance. SSC will not, nor will not permit its Restricted Subsidiaries to, effect any Equity Issuance, except that SSC may make an Equity Issuance to the Partnership and, if no Default shall have occurred and be continuing or would result therefrom, SSC may make a Qualifying Public Offering.

            9.21 Newly-Acquired Real Property.

            (a) Not later than 60 days after the date of acquisition, SSC shall take the following actions with respect to any interests in real property acquired by SSC or any of its Restricted Subsidiaries after the date hereof (but excluding (x) real property having a fair market value of less than $500,000 and (if leased) with annual rental payments of less than $200,000 (provided, that, the aggregate fair market value of all such real property is less than $2,000,000 and (if leased) has aggregate annual rental payments of less than $500,000), and that is not material to the business of such Borrower or Restricted Subsidiary and (y) real property located outside the United States of America):

            (i) cause such interests to be mortgaged to the Administrative Agent as security for its obligations under the Loan Documents pursuant to a mortgage, deed of trust or similar instrument in form and substance satisfactory to the Administrative Agent in its reasonable judgment;

            (ii) in the case of leases under which such owner is lessee, use its best efforts to cause the respective landlords to execute such estoppel agreements, cause such leases to be recorded in the appropriate county land offices and take such other action as the Administrative Agent may reasonably request to ensure that such leases are "mortgageable", as determined by the Administrative Agent in its reasonable judgment;

            (iii) cause to be issued by and delivered to the Administrative Agent mortgagee policies of title insurance satisfactory to the Administrative Agent in form and substance insuring the validity and first-priority of the Liens created under each of the Mortgages for and in amounts reasonably satisfactory to the Administrative Agent subject only to Liens permitted by Section 9.06 hereof and


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                                    - 123 -


      containing such affirmative coverage and endorsements as the Lenders may require;

            (iv) cause to be delivered to the Administrative Agent, in respect of each of the facilities covered by the Mortgages, as-built surveys, or such other evidence demonstrating to the satisfaction of the Administrative Agent that the improvements represented to the Administrative Agent as being located on such facility are in fact located thereon; and

            (v) cause to be executed and delivered to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, Uniform Commercial Code financing statements, certified corporate resolutions and other corporate documents of the mortgagor and favorable opinions of counsel to the mortgagor (which shall cover, among other things, the legality, validity, binding effect and enforceability of such mortgage, subject to customary exceptions satisfactory to the Administrative Agent in its reasonable judgment).

            (b) In connection with the foregoing clause (a)(iii) of this Section 9.21, the Borrowers shall pay all expenses and premiums in connection with the issuance of the title insurance and in addition shall pay the recording and stamp taxes payable in connection with recording each Mortgage in the appropriate county land office.

            9.22 Governmental Approvals. Each Obligor agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Obligor to (a) comply with its obligations, and preserve its rights under, each of the Loan Documents and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents.

            9.23 Appraisal. SSC shall deliver to the Administrative Agent as soon as available and in any event within 30 days after the Restatement Effective Date, an appraisal prepared by a firm satisfactory to the Administrative Agent in form and substance satisfactory to the Administrative Agent covering the Acquired Facilities owned in fee.


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                                    - 124 -


            Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

            (a) Any Obligor shall (i) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation or (ii) default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any interest on any Loan or Reimbursement Obligation, any fee or any other amount payable by them hereunder or under any other Loan Document and, in the case of this clause (ii), such default shall continue for two Business Days; or

            (b) SSC or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness in an aggregate amount of $2,000,000 or more; or any event (including the giving of any notice and the lapse of any grace period as originally in effect (without giving effect to any extension of any such grace period)) specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or any Obligor shall default in the payment when due of any amount under any Hedging Agreement that, if terminated, would result in termination or liquidation payments owing by SSC or any of its Restricted Subsidiaries in an aggregate amount of $1,000,000 or more; or any event (including the giving of any notice and the lapse of any grace period as originally in effect (without giving effect to any extension of any such grace period))specified in any such Hedging Agreement shall occur if the effect of such event is to cause, or to permit, a termination or liquidation payment or payments to become due; or

            (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Credit Party, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or


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                                    - 125 -


            (d) SSC shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.01(h), 9.05, 9.06, 9.07, 9.08, 9.09,
      9.10, 9.11, 9.12, 9.14, 9.16, 9.18 or 9.19 hereof; or any Obligor shall default in the performance of any of its obligations under Section 4.02 or
      5.02 of the Security Agreement; or SSC shall default in the performance of any of its obligations under Section 4.02 of the Partnership Pledge Agreement; or any Credit Party shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of thirty or more days after notice thereof to SSC by the Administrative Agent or any Lender (through the Administrative Agent); or

            (e) Any Credit Party, any of Significant Restricted Subsidiary or any Significant Group of Restricted Subsidiaries shall admit in writing its or their inability to, or be generally unable to, pay its or their respective debts as such debts become due; or

            (f) Any Credit Party, any Significant Restricted Subsidiary or any Significant Group of Restricted Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or themselves or of all or a substantial part of its or their respective Property, (ii) make a general assignment for the benefit of its or their respective creditors,
      (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it or them in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

            (g) A proceeding or case shall be commenced, without the application or consent of the affected Credit Party, any Significant Restricted Subsidiary or any Significant Group of Restricted Subsidiaries, in any court of competent jurisdiction, seeking (i) its or their reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its or their debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor, Significant


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                                    - 126 -


      Restricted Subsidiary or Significant Group of Restricted Subsidiaries or of all or any substantial part of its Property or (iii) similar relief in respect of such Obligor, Significant Restricted Subsidiary or Group of Significant Group of Restricted Subsidiaries under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such Obligor, Significant Restricted Subsidiary or Significant Group of Restricted Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

            (h) The Partnership shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Partnership) seeking the termination, dissolution or liquidation of the Partnership; or

            (i) A final judgment or judgments for the payment of money of $200,000 or more in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against SSC or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the affected Borrower or Restricted Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (j) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Obligor or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or


                                Credit Agreement
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                                    - 127 -


            (k) There shall have been asserted against SSC or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely to SSC or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by SSC or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

            (l) A Change of Control shall occur; or

            (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor; or

            (n) The Guarantee created under Section 6 hereof or the subordination provisions of any Subordinated Indebtedness shall be contested by any Credit Party; or

            (o) SSC shall not have received on or before December 31, 1997, as a contribution to its capital from the Partnership, promissory notes (in addition to the Management Notes contributed as contemplated by Section 7.01(o) hereof) execited and delivered by management employees of the Partnership in an aggregate principal amount of at least $170,315 in exchange for the issuance of limited partnership interests in the Partnership and capital stock in the General Partner;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Majority Lenders may through the Administrative Agent, by notice to the Borrowers, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any


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                                    - 128 -


amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable (provided that (x) if so requested by the Majority Revolving Credit Lenders, the Administrative Agent shall take such action with respect to the Revolving Credit Commitments and/or the Revolving Credit Loans, Reimbursement Obligations and such interest and other amounts to the extent owed to the Revolving Credit Lenders and (y) if so requested by the Majority Term Lenders, the Administrative Agent shall take such action with respect to the Term Loan Commitments and the Term Loans and such interest and other amounts to the extent owed to the Term Loan Lenders), whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

            In addition, upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Revolving Credit Loans and all other amounts payable by the Borrowers hereunder and under the Notes to be due and payable), the Borrowers agree that they shall, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any of the Borrowers, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Administrative Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.


                                Credit Agreement
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                                    - 129 -


            Section 11. The Administrative Agent. The Administrative Agent and the Lenders hereby agree among themselves (with no obligation or benefit of or to SSC or any of its Subsidiaries) as follows:

            11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

            (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender;

            (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrowers or any other Person to perform any of its obligations hereunder or thereunder;

            (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

            (d) shall not be responsible to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.


                                Credit Agreement
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                                    - 130 -


The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrowers to such assignment or transfer (to the extent required by Section 12.06(b) hereof).

            11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

            11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or SSC specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders and to SSC. The Administrative Agent shall (subject to Sections 11.07 and 12.04 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders or the Majority Term Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders,


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                                    - 131 -


the Majority Revolving Credit Lenders, the Majority Term Lenders or all of the Lenders.

            11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Chase (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

            11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrowers under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.


                                Credit Agreement

            11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of SSC and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of SSC or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the Security Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of SSC or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

            11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

            11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the


                                Credit Agreement
retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

            11.09 Consents under Other Loan Documents. Except as otherwise provided in Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or any substantial part of the collateral or otherwise terminate any Lien under any Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent to such junior Lien provided that it obtains the consent of the Majority Lenders thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, (a) to release any Lien covering Property that is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented and (b) to terminate the obligations of any Guarantor hereunder if such Guarantor ceases to be a Subsidiary of SSC by reason of the sale of all of the capital stock of such Subsidiary owned by SSC and its Subsidiaries in a disposition permitted hereunder or to which the Majority Lenders have consented.


                                Credit Agreement

            Section 12. Miscellaneous.

            12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Obligor relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Obligors shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Obligor.

            12.02 Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of SSC, in the case of any Obligor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            12.03 Expenses, Etc. The Borrowers agree to pay or reimburse (a) the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan


                                Credit Agreement

Documents and the extension of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated);
(b) each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; (c) each of the Lenders and the Administrative Agent for all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein; and (d) the Administrative Agent for all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

            The Borrowers hereby agree to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by SSC or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross


                                Credit Agreement
negligence or willful misconduct of the Person to be indemnified). Notwithstanding the foregoing, with respect to environmental matters, the Borrowers will indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against any Property covered by the Mortgages or any part of the Trust Estate thereunder in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of SSC or any of its Subsidiaries (or any predecessor in interest to SSC or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by SSC or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, excluding any such conditions or Release or threatened Release that shall arise or occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents, but including any such Release or threatened Release occurring during such period that is a continuation of conditions previously in existence or of practices employed by SSC and its Subsidiaries, at such site or facility, except for such conditions or practices that may be unlawful or negligent and which the Borrowers have disclosed to the Administrative Agent and the Lenders prior to the exercise of the administrative remedies.

            12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by SSC, the Borrowers and the Majority Lenders, or by SSC, the Borrowers and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or


                                Credit Agreement
interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrowers to prepay Loans, (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types or Classes of Loans, (vii) alter the terms of this Section 12.04, (viii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders" or "Majority Term Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (ix) release any Guarantor from any of its guarantee obligations under Section 6 hereof, unless all of the capital stock of such Guarantor has been acquired by a Person other than SSC or any of its Subsidiaries as permitted hereunder, or (x) waive any of the conditions precedent set forth in Section 7.01 hereof; (b) any modification or supplement of Section 11 hereof, or of any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent; and (c) any modification or supplement of Section 6 hereof shall require the consent of each Guarantor.

            12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12.06 Assignments and Participations.

            (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

            (b) Each Lender may assign any of its Loans, its Notes, its Commitments, and, if such Lender is a Revolving Credit Lender, its Letter of Credit Interest (but only with the consent of the Borrowers and the Administrative Agent (which consents shall not be unreasonably withheld) and, in the case of the Revolving Credit Commitment or a Letter of Credit Interest, the Issuing Bank); provided that

            (i) no such consent by the Borrowers or the Administrative Agent shall be required in the case of any assignment to another Lender or an affiliate of another Lender;


                                Credit Agreement

            (ii) except to the extent the Borrowers and the Administrative Agent shall otherwise consent, any such assignment (other than to another Lender or to an affiliate of another Lender) shall be in an amount at least equal to $5,000,000 or if less, the amount of the Commitments, Loans and Letters of Credit Interests of such Lender and its affiliates;

            (iii) each such assignment by a Lender of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of its Revolving Credit Loans, Revolving Credit Note, Revolving Credit Commitment and Letter of Credit Interest is assigned to the respective assignee;

            (iv) each such assignment by a Lender of its Term Loans or Term Loan Commitment shall be made in such manner so that the same portion of its Term Loans and Term Loan Commitment is assigned to the respective assignee; and

            (v) upon each such assignment, the assignor and assignee shall deliver to the Borrowers, the Administrative Agent and the Issuing Bank an Assignment and Acceptance in the form of Exhibit F hereto.

Upon execution and delivery by the assignor and the assignee to the Borrowers, the Administrative Agent and the Issuing Bank of such Assignment and Acceptance, and upon consent thereto by the Borrowers, the Administrative Agent and the Issuing Bank to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Borrowers, the Administrative Agent and the Issuing Bank), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans and, if applicable, Letter of Credit Interest (or portions thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment(s), Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

            (c) A Lender may sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitments (but only with the consent of the Borrowers


                                Credit Agreement
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                                    - 139 -


(which consents shall not be unreasonably withheld)), provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Borrowers to any Lender under Section 5 hereof in respect of Loans, Letter of Credit Interest held by it, and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitments, and as if such Lender were funding each of such Loan, Letter of Credit Interest and Commitments in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitments in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

            (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to the Borrowers, the Administrative Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

            (e) A Lender may furnish any information concerning SSC or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants, but only if the Borrowers


                                Credit Agreement
have consented to the respective prospective assignees and participants), subject, however, to the provisions of Section 12.13(b) hereof.

            (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to SSC or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

            12.07 Survival. The obligations of the Borrowers under Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof, the obligations of each Guarantor under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit Interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

            12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            12.10 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United


                                Credit Agreement

States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            12.11 Waiver of Jury Trial. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            12.12 Limitation of Liability. It is understood that, except for the Collateral (as defined in each of the Security Documents) and except for representations and warranties made by the Partnership in the Partnership Pledge Agreement and except for any guarantees of the obligations of the Borrowers hereunder that the Administrative Agent and the Lenders may have received, the sole recourse of the Administrative Agent and the Lenders in respect of the obligations of the Borrowers hereunder shall be to the assets of the Borrowers and to the Collateral under the Security Documents and that nothing contained herein shall create any obligation of or right to look to any Partner or its assets individually for the satisfaction of such obligations.

            12.13 Treatment of Certain Information; Confidentiality.

            (a) The Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to SSC or one or more of its Subsidiaries or Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and, subject to the further written consent of SSC (the granting or withholding of which consent shall be in the sole discretion of SSC), the Obligors hereby authorize each Lender to share any information delivered to such Lender by SSC and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any


                                Credit Agreement
such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

            (b) Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Obligors pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public (other than through a violation of this Section 12.13 or a Confidentiality Agreement substantially in the form of Exhibit E hereto), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for any of the Lenders or the Administrative Agent, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent), or to auditors or accountants, (v) to the Administrative Agent or any other Lender (or to Chase Securities Inc.), (vi) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit E hereto and a copy thereof has been furnished to SSC; provided, further, that (x) unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, prior to disclosure thereof, notify SSC of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process and
(y) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit E hereto shall be superseded by this


                                Credit Agreement

Section 12.13 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06(b) hereof.


                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                           SOVEREIGN SPECIALTY CHEMICALS, INC.


                                           By: /s/ Robert Covalt
                                               Title:  President, Chairman,
                                               CEO

                                           Address for Notices:

                                           Sovereign Specialty Chemicals, L.P.
                                           225 West Washington Street
                                           Suite 2200
                                           Chicago, Illinois  60606

                                           Attention:  William T. Schram
                                           Telecopier No.:  (312) 419-7145
                                           Telephone No.:  (312) 419-7299

                                           With copies to:

                                           First Chicago Equity Capital
                                           Three First National Plaza
                                           Suite 1210
                                           Chicago, Illinois 60670-0610

                                           Attention:  Larry Fox
                                           Telecopier No.:  (312) 732-7483
                                           Telephone No.:  (312) 732-1227

                                           Attention:  Carol E. Bramson
                                           Telecopier No.:  (312) 732-7483
                                           Telephone No.:  (312) 732-7508

                                           Attention:  Eric Larson
                                           Telecopier No.:  (312) 732-7483
                                           Telephone No.:  (312) 732-3323


                                Credit Agreement

                                           First Chicago Equity Corporation
                                           One First National Plaza
                                           21st Floor
                                           Mail Suite 0369
                                           Chicago, Illinois  60670-0369

                                           Attention:  Michael E. Brost
                                           Telecopier No.:  (312) 732-1520
                                           Telephone No.:  (312) 732-5280

                                           Davis, Graham & Stubbs LLP
                                           1314 19th Street, N.W.
                                           Washington, DC  20036

                                           Attention:  J. Hovey Kemp
                                           Telecopier No.:  (202) 293-4794
                                           Telephone No.:  (202) 822-1029


                                Credit Agreement

                                           SIA ADHESIVES, INC.


                                              By: /s/ Robert Covalt
                                              Title:  Chairman

                                           Address for Notices:


                                           SIA Adhesives, Inc.
                                           225 West Washington Street
                                           Suite 2200
                                           Chicago, Illinois  60606

                                           Attention:  William T. Schram
                                           Telecopier No.:  (312) 419-7145
                                           Telephone No.:  (312) 419-7299


                                Credit Agreement

                                           PIERCE & STEVENS CORP.


                                              By: /s/ Robert Covalt
                                              Title:  Chairman

                                           Address for Notices:

                                           Pierce & Stevens Corp.
                                           225 West Washington Street
                                           Suite 2200
                                           Chicago, Illinois  60606

                                           Attention:  William T. Schram
                                           Telecopier No.:  (312) 419-7145
                                           Telephone No.:  (312) 419-7299


                                Credit Agreement

                                     LENDERS


Revolving Credit Commitment         THE CHASE MANHATTAN BANK
---------------------------
$4,250,000.00

Term Loan Commitment                   By: /s/ Robert T. Sacks
--------------------                   Title:  Managing Director
$4,250,000.00


                                    Lending Office for all Loans:
                                      The Chase Manhattan Bank
                                      270 Park Avenue
                                      New York, New York 10017

                                    Address for Notices:
                                      The Chase Manhattan Bank
                                      The Loan and Agency Services
                                             Group
                                      1 Chase Manhattan Plaza
                                      8th Floor
                                      New York, New York 10081

                                    Attention:  Janet Belden
                                    Telecopier No.: (212) 552-5658


                                Credit Agreement

Revolving Credit Commitment         HARRIS TRUST AND SAVINGS BANK
---------------------------
$3,750,000.00


Term Loan Commitment                  By: /s/ Daniel K. Sabol
--------------------                  Title:  Vice President
$3,750,000.00


                                    Lending Office for all Loans:
                                      Harris Trust & Savings
                                      111 W. Monroe Street
                                      Suite 10W
                                      Chicago, IL  60690

                                    Address for Notices:
                                      Harris Trust & Savings
                                      111 W. Monroe Street
                                      Suite 10W
                                      Chicago, IL  60690

                                    Attention:  Dan Sabol
                                    Telecopier No.:  312-765-1655
                                    Telephone No.:  312-461-3766


                                Credit Agreement

Revolving Credit Commitment         LASALLE NATIONAL BANK
---------------------------
$3,750,000.00

Term Loan Commitment                  By: /s/ Jennifer D. Bailey
--------------------                  Title:  Assistant Vice
$3,750,000.00                                 President


                                    Lending Office for all Loans:
                                      LaSalle National Bank
                                      136 S. LaSalle Street
                                      Chicago, IL  60603

                                    Address for Notices:
                                      LaSalle National Bank
                                      136 S. LaSalle Street
                                      Chicago, IL  60603

                                    Attention:  Stefano Robertson
                                    Telecopier No.:  312-904-4605
                                    Telephone No.:  312-904-7277


                                Credit Agreement

Revolving Credit Commitment         BANK OF AMERICA NATIONAL TRUST
---------------------------           AND SAVINGS ASSOCIATION
$3,750,000.00



Term Loan Commitment                  By: /s/ Aleana Hiles
--------------------                  Title:  Senior Vice
$3,750,000.00                                 President


                                    Lending Office for all Loans:
                                      Bank of America
                                      231 S. LaSalle Street
                                      Chicago, IL  60697

                                    Address for Notices:
                                      Bank of America
                                      231 S. LaSalle Street
                                      Chicago, IL  60697

                                    Attention:  Terry Capsay
                                    Telecopier No.:  312-828-4747
                                    Telephone No.:  312-828-5841


                                Credit Agreement

Revolving Credit Commitment         BHF-BANK AKTIENGESELLSCHAFT
---------------------------
$3,000,000.00

Term Loan Commitment                  By: /s/ Linda Pace
--------------------                  Title:  Vice President
$3,000,000.00
                                      By: /s/ John Sykes
                                      Title:  Assistant Vice
                                              President

                                    Lending Office for all Loans:
                                      BHF Bank
                                      590 Madison Avenue
                                      New York, NY  10022-2540

                                    Address for Notices:
                                      BHF Bank
                                      590 Madison Avenue
                                      New York, NY  10022-2540

                                    Attention:  Linda Pace
                                    Telecopier No.:  212-756-5536
                                    Telephone No.:  212-756-5915


                                Credit Agreement

Revolving Credit Commitment         CAISSE NATIONALE DE CREDIT
---------------------------                             AGRICOLE
$3,000,000.00

Term Loan Commitment                  By: /s/ David Bouhl
--------------------                  Title:  F.V.P., Head of
$3,000,000.00                                 Corporate Banking,
                                              Chicago

                                    Lending Office for all Loans:
                                      Credit Agricole
                                      55 East Monroe Street
                                      Chicago, IL  60603-5702

                                    Address for Notices:
                                      Credit Agricole
                                      55 East Monroe Street
                                      Chicago, IL  60603-5702

                                    Attention:  David Bouhl
                                    Telecopier No.:  312-372-2830
                                    Telephone No.:  312-372-9200


                                Credit Agreement

Revolving Credit Commitment         BANKBOSTON, N.A.
---------------------------
$3,000,000.00

Term Loan Commitment                  By: /s/ C. Andrew Piculelle
--------------------                  Title:  Vice President
$3,000,000.00


                                    Lending Office for all Loans:
                                      The Bank of Boston
                                      100 Federal Street
                                      MS01-08-05
                                      Boston, MA  02016-2016

                                    Address for Notices:
                                      The Bank of Boston
                                      100 Federal Street
                                      MS01-08-05
                                      Boston, MA  02016-2016

                                    Attention:  Tim Barns
                                    Telecopier No.:  617-434-4440
                                    Telephone No.:  617-434-7976


                                Credit Agreement

Revolving Credit Commitment         NATIONAL CITY BANK
---------------------------
$3,000,000.00


Term Loan Commitment                  By: /s/ Andrew J. Walshaw
--------------------                  Title:  Account Officer
$3,000,000.00


                                    Lending Office for all Loans:
                                      National City Bank
                                      1900 E. 9th Street
                                      10th Floor
                                      Cleveland, OH  44114

                                    Address for Notices:
                                      National City Bank
                                      1900 E. 9th Street
                                      10th Floor
                                      Cleveland, OH  44114

                                    Attention:  Robert Rowe
                                    Telecopier No.:  216-222-0003
                                    Telephone No.:  216-575-3163

                                    Attention:  Andrew Walshaw
                                    Telecopier No.:  216-575-9396
                                    Telephone No.:  216-575-2193


                                Credit Agreement

Revolving Credit Commitment         VAN KAMPEN AMERICAN CAPITAL
---------------------------           PRIME RATE INCOME TRUST

$2,500,000.00

Term Loan Commitment                  By: /s/ Jeffrey W. Maillet
--------------------                  Title:  Senior Vice President
                                              & Director
$2,500,000.00


                                    Lending Office for all Loans:
                                      Van Kampen American Capital
                                      One Parkview Plaza
                                      Oakbrook Terrace, IL  60181

                                    Address for Notices:
                                      Van Kampen American Capital
                                      One Parkview Plaza
                                      Oakbrook Terrace, IL  60181

                                    Attention:  Jeffrey Maillet
                                    Telecopier No.:  630-684-6740
                                    Telephone No.:  630-684-6438


                                Credit Agreement

                                    THE CHASE MANHATTAN BANK,
                                      as Administrative Agent


                                      By: /s/ Robert T. Sacks
                                      Title:  Managing Director

                                    Address for Notices to
                                      Chase as Administrative Agent:

                                      The Chase Manhattan Bank
                                      Loan and Agency Services Group
                                      1 Chase Manhattan Plaza,
                                        8th Floor
                                      New York, New York  10081

                                    Attention:  Janet Belden
                                    Telephone No.:  (212) 552-5658


                                Credit Agreement

                                                                      SCHEDULE I

                          Material Agreements and Liens

                     [See Sections 8.11, 9.06(b) or 9.07(b)]

      Part A - Indebtedness

      None.

Part B - Liens

                                                      LIEN SCHEDULE

                                                 PIERCE & STEVENS CORP.

 Date            Jurisdiction                 Debtor                   Secured Party              Property Covered
 ----            ------------                 ------                   -------------              ----------------
9-26-94      Erie County, New York     Pierce & Stevens Corp.     GE Capital/LeaseAmerica        Copier (2), sorter
                                                                                                 (2)
9-26-94      State of New York         Pierce & Stevens Corp.     GE Capital/LeaseAmerica        Lanier copier (2)
             No. 195940                                                                          sorter (2)
7-11-96      State of New York         Pierce & Stevens Corp.     FINOVA Capital                 IBM software,
             No. 138167                                           Corporation                    hardware, disk
                                                                                                 drive, disk unit
7-11-96      Erie County, New York     Pierce & Stevens Corp.     FINOVA Capital                 IBM software,
             Book 26 Page 5663                                    Corporation                    hardware, disk
                                                                                                 drive, disk unit
8-14-96      State of New York         Pierce & Stevens Corp.     Manufacturers & Traders        Sharp projector
             No. 161645                                           Trust Co.                      w/carry case


                                   Schedule I

8-20-96      Erie County, New York     Pierce & Stevens Corp.     Manufacturers & Traders        Sharp projector
             Book 27 Page 5819                                    Trust Co.                      w/carry case
6-23-97      State of New York         Pierce & Stevens Corp.     Business Methods, Inc.         2 Konica copiers
             No. 129077


                                   LAPORTE CONSTRUCTION CHEMICALS NORTH AMERICA, INC.

 Date            Jurisdiction                 Debtor                   Secured Party              Property Covered
 ----            ------------                 ------                   -------------              ----------------
4-27-92      Lake County, Ohio         Laporte Construction       Hastings Industries            Property located
             Mechanic's Lien No.       Chemicals North                                           at 7405 Production
             9210308841                America, Inc.                                             Drive, Mentor,
                                                                                                 Ohio
6-12-95      Dept. of Licensing,       Laporte Construction       Associates Leasing Inc.        Forklift
             Olympia, WA               Chemicals North
             No. 95-163-0839           America, Inc.
6-26-97      Lake County, Ohio         Laporte Construction       Tokai Financial                Lanier and Toshiba
             No. 97194943              Chemicals North            Services, Inc.                 copier systems
                                       America, Inc.
1-15-95      Lake County, Ohio         Lapote (sic)               Associates Leasing,            Forklift
             No. 95181094              Construction Chemicals     Inc.
                                       North America, Inc.
3-11-93      Lake County, Ohio         Laporte Construction       Bell Atlantic Tricon           Canon Copier
             No. 93170394              Chemical                   Leasing Corporation
3-15-93      Ohio                      Laporte Construction       Bell Atlantic Tricon           Canon Copier
             AK 04258                  Chemical                   Leasing Corporation

----------
      1.    See attached letter dated April 23, 1997 to Mr. Carl Tomsic.


                                   Schedule I

5-12-95      Ohio                      Laporte Construction       First United Leasing           Rider Scrubber
             AL 85255                  Chemicals North            Corp.
                                       America, Inc.
6-12-95      Ohio                      Laporte Construction       Associates Leasing,            Specific Equipment
             AL 92895                  Chemicals North            Inc.
                                       America, Inc. (dba
                                       Ohio Sealants)
6-12-95      Ohio                      Ohio Sealants, Inc.        Toyota Motor Credit            Forklift
             AL 92581                                             Corp.
6-12-95      Ohio                      Laporte Construction       Associates Leasing,            Specific equipment
             AL 92895                  Chemicals North            Inc.
                                       America, Inc. (dba:
                                       Ohio Sealants)


                                              MERCER PRODUCTS COMPANY, INC.

 Date            Jurisdiction                 Debtor                   Secured Party              Property Covered
 ----            ------------                 ------                   -------------              ----------------
9-3-92      Florida                    Mercer Products            Florida                       forklift trucks
            No. 920000179669           Company Inc.               Clarklift, Inc.

12-8-92     Florida                    Mercer Products            Advanta Leasing               UPS shipping system
            No. 920000251621           Company Inc.               Corp.

12-7-94     Florida                    Mercer Products            Florida                       forklift trucks
            No. 940000246477           Company Inc.               Clarklift, Inc.

12-19-94    Florida                    Mercer Products            Florida                       Pallet Truck
            No. 940000255246           Company Inc.               Clarklift Inc.


                                   Schedule I

1-30-95     Secretary of State         Mercer Products            Clark Credit
            California                 Company Inc.               Corporation                   walkie pallet truck
            No. 9503760362

1-30-95     Secretary of State         Mercer Products            Clark Credit                  CROWN electric
            California                 Company Inc.               Corporation                   counterbalanced
            No. 9503760367                                                                      stockpicker

1-30-95     Florida                    Mercer Products            Florida                       Pallet Truck
            No. 950000021323           Company Inc.               Clarklift Inc.

1-30-95     Florida                    Mercer Products            Florida                       Electric
            No. 950000021324           Company Inc.               Clarklift Inc.                Stockpicker

3-17-95     Florida                    Mercer Products            Florida                       Poly load wheel
            No. 950000054168           Co. Inc.                   Clarklift Inc.                walkie pallet truck

3-17-95     Florida                    Mercer Products            Florida                       Poly load wheel
            No. 950000054171           Co Inc.                    Clarklift Inc.                walkie pallet truck

3-17-95     Florida                    Mercer Products            Florida                       forklift
            No. 950000054174           Co Inc.                    Clarklift Inc.                truck

3-17-95     Florida                    Mercer Products            Florida                       forklift
            No. 950000054176           Co Inc                     Clarklift Inc.                truck

7-5-95      Florida                    Mercer Products            Florida                       counterbalanced
            No. 950000133815           Co Inc                     Clarklift Inc.                stockpicker

7-5-95      Florida                    Mercer Products            Florida                       walkie
            No. 950000133817           Co Inc                     Clarklift Inc.                pallet truck

11-1-95     Florida                    Mercer Products            Florida                       stand-up rider
            No. 950000220577           Co Inc                     Clarklift Inc.                forklift truck


                                   Schedule I

2-19-96     Florida                    Mercer Products            Florida                       poly load wheel
            No. 960000034805           Co Inc                     Clarklift Inc.                forklift truck

2-19-96     Florida                    Mercer Products            Florida                       poly load wheel
            No. 960000034806           Co. Inc.                   Clarklift Inc.                forklift truck

2-19-96     Florida                    Mercer Products            Florida                       poly load wheel
            No. 960000034807           Co. Inc.                   Clarklift Inc.                forklift truck

2-19-96     Florida                    Mercer Products            Florida                       poly load wheel
            No. 960000034809           Co. Inc.                   Clarklift Inc.                forklift truck

9-9-96      Florida                    Mercer Products            Associates                    Stockpicker
            No. 960000189681           Co Inc.                    Commercial Corp

9-9-96      Florida                    Mercer Products            Associates                    Rider Reach Truck
            No. 960000189682           Co Inc.                    Commercial Corp

9-25-96     Florida                    Mercer Products            Credential Leasing            Telephone System
            No. 960000201519           Company Inc.               Corp. of Florida
                                                                  Inc.

10-9-96     Florida                    Mercer Products            Associates Leasing            Lift Truck
            No. 960000212589           Co Inc.                    Inc.


                                              EVODE-TANNER INDUSTRIES, INC.

4-20-93     South Carolina             Evode-Tanner, Inc.         Bell Atlantic                 IBM system
            105548A                                                                             Tricon Leasing

3-28-96     South Carolina             Evode-Tanner               Ervin Leasing                 Panasonic equipment
            160041A                    Industries, Inc.           Company

1-18-93     South Carolina             Evode-Tanner               Clark Rental                  Lift truck


                                   Schedule I

            123439A                    Industries, Inc.          System, Inc.

11-14-94    South Carolina             Evode-Tanner              Yale Financial                 Forklift
            150928A                    Industries, Inc.          Services, Inc.


                                   Schedule I

                                                                     SCHEDULE II

                          Subsidiaries and Investments

                         [See Sections 8.14 and 9.08(a)]


Part A - Capitalization

(a)   Equity Rights

      1. Pursuant to the BAIC/MIG Partnership Unit Purchase Agreement, MIG Partners II and BankAmerica Investment Corporation have certain anti-dilution rights and registration rights for their Units.

      2. Waud Capital Partners, L.L.C. has a carried interest pursuant to the Partnership Agreement on distributions made to the holders of Class A Common Units.

      3. 445.12 Class C Common Units have been reserved for issuance to future executives of the Partnership.

      4. The Amended & Restated Investors Agreement provides each of the Limited Partners with preemptive rights on the issuance of additional Units (with certain exceptions).

      5. The Partnership Unit Purchase Agreement provides for the issuance and sale of additional Preferred Units upon a call by the General Partner.

(b)   Redemption Rights

      1. Pursuant to Section 8 of the Amended & Restated Investor's Agreement, Waud Capital Partners-I, L.P. and Waud Capital Partners, L.L.C. have the right to cause the Partnership to repurchase their Units for the fair market value thereof.

      2. Pursuant to Section 4 of the Executive Securities Agreements, dated as of March 31, 1997, with each of Robert Cobalt and William Schram and the Executive Securities Agreements, dated as of July 31, 1997, with each of Robert Cobalt, William Schram, Louis Pace, Peter Longo, Mark Longo, Mike Prude, Gerard Loftus, Paul Gavlinski, John Edholm, Richard Bashford, Richard Johnston, and Stephen Zavodny, each of such executives


                                   Schedule II
            has the right to require the Partnership to repurchase their Units after their termination from employment without cause or resignation with good reason, or, in the case of Stephen Zavodny, nonrenewal of the employment period.


Part B - Subsidiaries

(a)   List of Subsidiaries

      1. SIA Adhesives, Inc. ("SIA") is a Delaware corporation. The authorized capital stock of SIA consists of 1,000 shares of common stock, $.01 per share. All of the outstanding capital stock (1,000 shares of common stock) of SIA is owned by SSC.

      2. Pierce & Stevens Corp. ("Pierce & Stevens") is a New York corporation. The authorized capital stock of Pierce & Stevens consists of 200 shares of common stock, no par value per share. All of the outstanding capital stock (200 shares of common stock) of Pierce & Stevens is owned by SSC.

      3. Pierce & Stevens Holding Corporation de Mexico S.A. de C.V. ("P&S Mexico") is a corporation incorporated under the laws of Mexico. Pierce & Stevens is the owner of 49,500 pesos fixed and 16,936,073 peso variable shares of the capital stock of P&S Mexico (or the total amount of shares in pesos of 16,985,573) and Pierce & Stevens de Mexico S.A. de C.V. is the owner of 500 shares of P&S Mexico (all of which are fixed). The par value of each share is one peso per share.

      4. Pierce & Stevens de Mexico S.A. de C.V. is a corporation incorporated under the laws of Mexico. P&S Mexico is the owner of 49,999 pesos fixed and 16,791,060 pesos variable shares of the capital stock of Pierce & Stevens de S.A. de C.V. (a total amount of shares in pesos of 16,841,059) and Pierce & Stevens is the owner of one peso fixed and no pesos variable shares of capital stock of Pierce & Stevens S.A. de C.V. The par value of each share is one peso per share.


                                   Schedule II

      5. Pierce & Stevens de Mexico S.A. de C.V. is a corporation incorporated under the laws of Mexico. P&S Mexico is the owner of 49,999 pesos fixed and no pesos variable shares of the capital stock of Pierce & Stevens de Mexico S.A. de C.V. and Pierce & Stevens is the owner of one peso fixed and no pesos variable shares of capital stock of Pierce & Stevens S.A. de C.V. P&S Mexico is the owner of all of the outstanding capital stock of Pierce & Stevens Corporation S.A. de C.V. (consisting of one share of capital stock (49,999 pesos fixed and no pesos variable, or a total amount in pesos of 16,841,059)). The par value of each share is one peso per share.

      6. Laporte Construction Chemicals North America, Inc. ("LCCNA") is an Illinois corporation. The authorized capital stock of LCCNA consists of 5,000,000 shares of common stock, no par value per share. All of the outstanding capital stock of LCCNA (505,980) is owned by SSC.

      7. Evode-Tanner Industries, Inc. ("Evode") is a New Hampshire corporation. The authorized capital stock of Evode-Tanner consists of 300 shares of common stock, with a par value of $1.00 per share. All of the outstanding capital stock of Evode-Tanner (270) is owned by SSC.

      8. Mercer Products Company, Inc. ("Mercer") is a New Jersey corporation. The authorized capital stock of Mercer consists of 1,000 shares of common stock, with a par value of $.10 per share. All of the outstanding capital stock of Mercer (10) is owned by SSC.

      9. Sovereign Specialty Chemicals (SPte. Ltd) ("SPTE") is a corporation incorporated under the laws of Singapore. The authorized capital stock of SPTE consists of 100,000 shares of common stock, $1.00 par value per share. All of the outstanding capital stock of SPTE (100,000) is owned by SSC.

(b)   Equity Rights


                                   Schedule II

Part C - Investments

            Receivable dated April 26, 1996 in the principal amount of $71,723.23 from David L. Young.

            Mercer Products Company, Inc.

            Mercer Products Company, Inc. owns one (1) share of Pine Meadows Golf Estates, Inc./ Stock Certificate No. 1445 issued April 29, 1986. This share is owned in connection with a country club membership.


                                   Schedule II

                                                                    SCHEDULE III

                                  Real Property

                               [See Section 8.16]

                                  Real Property

A.    Owned Property:

      1.    123 West Bartges Street
            Akron, Ohio

            as more fully described in Chicago Title Insurance Company Policy No. 0248049M, dated August 21, 1996.

            Owner:  Engineered Adhesives, Inc.

      2.    Coldstream Road
            Box 128
            Kimberton, Pennsylvania 19442

            as more fully described in Chicago Title Insurance Company Policy No. 9681-00450, dated August 27, 1996.

            Owner: Pierce & Stevens Corp., a New York corporation, f/k/a Pierce & Stevens Chemical Corp. [Chester County Industrial Development Authority, a Body Politic and Corporate existing under the laws of the Commonwealth of Pennsylvania, as to Parcel B]

      3.    710 Ohio Street
            Buffalo, New York 14240

            as more fully described in Chicago Title Insurance Company Policy No. 9613-25049, dated August 21, 1996.

            Owner: Pierce & Stevens Inc. and Pierce & Stevens Corp., f/k/a Pierce & Stevens Chemical Corp.

      4.    245 East Kehoe Boulevard
            Carol Stream, Illinois 60187

            as more fully described in Chicago Title Insurance Company Policy No. 1410 009608337 dated August 26, 1996.

            Owner: Pierce & Stevens Corp., f/k/a Pierce & Stevens Chemical Corp.


                                  Schedule III

      5.    7405 Production Drive - Sublot 8
            Mentor, Ohio 44060

            as more fully described in Chicago Title Insurance Company Commit No. 0207433C, dated August 5, 1997

            Owner: Laporte Construction Chemicals North America, Inc.

            Sublot No. 9 -- Tyler Industrial Park located on Division Drive adjacent to property listed above.

            as more fully described in Chicago Title Insurance Company Commitment No. 0207429C, dated August 5, 1997

            Owner: Laporte Construction Chemicals North America, Inc.

      6.    1600 Executive Drive
            LaGrange, Georgia 30240

            as more fully described in Chicago Title Insurance Company Commitment No. 51446, dated August 5, 1997

            Owner: Laporte Construction Chemicals North America, Inc.

      7.    37235 State Road 19
            Umatilla, Florida 32784

            as more fully described in Chicago Title Insurance Company Commitment No. 5097307000M, dated August 5, 1997

            Owner: Mercer Products Company, Inc.

B.    Leased Property:

      1.    Calle de Gladiolas No. 1
            Colonial Loma Linda
            Naucalpan de Juarez
            C.P. 53618-Mexico City, Mexico

            Lessor: Nieves del Pilar Canal Figaredo

            Lessee: Pierce & Stevens de Mexico S.A. de C.V.

      2.    805 Sinclair Frontage Road


                                  Schedule III

            Milpitas, CA 95035

            as more fully described in short term lease between Pierce & Stevens Corp. and Sherwin-Williams Company

            Lessor:        Sherwin-Williams Company

            Lessee:        Pierce & Stevens Corp.

      3. 13.8 acres on the Southeastern side of Furman Hall Road Greenville, South Carolina

            Lessor:        United Carolina Bank of South Carolina, as Trustee

            Lessee:        Evode-Tanner Industries, Inc.

      4.    0.2 acres (along railroad)
            News, Greenville County, South Carolina

            Lessor:        Seaboard Coast Line Railroad Company

            Lessee:        Evode-Tanner Industries, Inc.

      5.    1000 Executive Parkway
            Suite 225
            Creve Couer, Missouri  63141

            Lessor:        Joe H. Scott, Sr. and Loretta A. Scott as Trustees

            Lessee:        Laporte Construction Chemicals North America, Inc.

      6.    17830 N.E. 65th
            Redmond, Washington  98052

            Lessor:        Puget Pacific, Inc. Trustees

            Sublessor:     Kasco Corporation

            Sublessee:     Laporte Construction Chemicals North America, Inc.
                           d/ba Ohio Sealants (OSI)

            Sub-Sublessee: Genie Industries, Inc.


                                  Schedule III

      7.    3700 E. Olympic Blvd.
            Los Angeles, California

            Lessor:        Rockwood Industries, Inc.

            Lessee:        Laporte Construction Chemicals North America, Inc.
                           (Glaze 'N Seal Division)

      8.    9070 Bridgeport
            Rancho Cucamonga, California  91730

            Lessor: The Childs Family Trust u/t/a of 4/30/81 and The A.G. Gardner Family Trust u/t/a 3/5/81 dba LANDCO

            Lessee         Mercer Products Co., Inc.

      9. Premises including a portion of Building 10 at the River Terminal Facility
            Kearny, New Jersey

            Lessor:        RTC Properties, Inc.

            Lessee         Mercer Products Co., Inc.


                                  Schedule III

                                                                     SCHEDULE IV

                         List of Affiliate Transactions

                               [See Section 9.16]

1. Payment of Brokerage Fees equal to an aggregate of $325,000, plus interest at the rate of 10% per annum from April 1, 1996, to First Chicago Equity Corporation, Waud Capital Partners, L.L.C. and Robert Covalt.

2. Executives Securities Agreement dated March 31, 1996 among Robert Covalt ("Covalt"), the Partnership and the General partner.

3. Executive Securities Agreement dated March 31, 1996 among William Schram ("Schram"), the Partnership and the General Partner.

4. Executive Security Agreements, dated as of July 31, 1997, among the Partnership, the General Partner, and each of Robert Cobalt, William Schram, Louis Pace, Peter Longo, Mark Longo, Mike Prude, Gerard Loftus, Paul Gavlinski, John Edholm, Richard Bashford, Richard Johnston, and Stephen Zavodny.

5. Director Security Agreements, dated as of July 31, 1997 and November 1, 1996, among the Partnership, the General Partner, and each of Karl Loos, Charles Aldag, Jr. and Neal Reddeman.

6. Consultant Security Agreements, dated as of July 31, 1997 and November 1, 1996, among the Partnership, the General Partner, and Martyn Howell-Jones.

7. Employment Agreement dated March 31, 1996 among Covalt, the Partnership and the General Partner.

8. Employment Agreement dated March 31, 1996 among Schram, the Partnership and the General Partner.

9.    Employment Agreement dated March 31, 1996 between Loftus and SEA.

10. Employment Agreements dated August 19, 1996 between each of Messrs. Edholm and Johnston and Pierce & Stevens.

11. Future Executive Securities Agreements (in forms similar to existing agreements) in connection with future purchases of up to any of the foregoing:


                                   Schedule IV

      (i)   445-12 Class C Common Units of the Partnership
      (ii)  44.96 Class A Common Shares of the General Partner

12. Future Employment Agreements with senior executives of the Partnership and its Subsidiaries.

13. Tax payments made pursuant to either (i) the Partnership Agreement; (ii) the SEA Operating Agreement; or (iii) any other flow-through entity subsequently acquired by the Partnership.

14. Partnership Unit Purchase Agreement of the Partnership dated March 31, 1996, as amended.

15. BAIC/MIG Partnership Unit Purchase Agreement of the Partnership dated August 19, 1996 among the General Partner, the Partnership, MIG Partners II and BankAmerica Investment Corporation.

16. Stock Purchase Agreement of the General Partner dated March 31, 1996, as amended.

17. BAIC/MIG Stock Purchase Agreement dated August 19, 1996 among the General Partner, MIG Partner II and BankAmerica Investment Corporation.

18.   Promissory Note dated as of March 31, 1996 from Loftus to the Partnership.

19. Promissory Notes, dated as of July 31, 1997 from each of Robert Cobalt, William Schram(2), Louis Pace, and Stephen Zavodny to the Partnership.

20. Partnership Unit Purchase and Exchange Agreement of the Partnership, dated as of July 31, 1997.

21. Stock Purchase and Exchange Agreement of the General Partner dated as of July 31, 1997.


                                   Schedule IV

                                                                      SCHEDULE V

                              Environmental Matters


                               [See Section 8.12]
            [Schedule from Existing Credit Agreement to be inserted]

Laporte Construction Chemicals North America, Inc.
Mentor, Ohio

1.    Mentor facility has three (3) underground storage tanks.

2.    Potential liability at Willow Drum Superfund Site.

Evode-Tanner Industries, Inc.

1. On May 12, 1994, Evode received a General Notice and Request for Information Letter with respect to the Love Springs Site in Cherokee County, South Carolina, from the South Carolina Department of Health and Environmental Control, dated May 6, 1994.

      On June 21, 1991, Tanner Chemical received a potential Responsible Party Notice with respect to the White Chemical Superfund Site from the United States Environmental Protection Agency.

      On July 12, 1991, Tanner Chemical received a Request for information with respect to the White Chemical Superfund Site from the United States Environmental Protection Agency.

2.    Re: Furman Hall, Greenville County, South Carolina Property

      (a) Consent Agreement 94-49-HW dated November 21, 1994 between the South Carolina Department of Health and Environmental Control and Evode.

      (b) Release, Settlement and Guarantee Agreement dated June 14, 1995 by and among Evode U.S.A. Inc., Evode, Laporte Inc. (as guarantor), Michael Blakely, United Carolina Bank of South Carolina (as Successor Trustee under an irrevocable trust between Ernest Blakely, Jr. and United Carolina Bank), United Carolina Bank (as Trustee of that certain revocable trust agreement dated October 20, 1989 between Ernest Blakely, Jr. and United Carolina Bank) and The Estate of Ernest Blakely, Jr.) and United Carolina Bank of South Carolina.

      (c) Release and Settlement Agreement dated October 24, 1996 as filed in the U.S. District Court for the District of


                                   Schedule V

            South Carolina/Greenville Division in connection with Civil Action No. 6:93-1558-20.

3.    Re: Medley Farm Superfund Site, Gaffney, South Carolina

      (a) Agreement and Release dated December 31, 1986 by and between the "Settling Defendants" (Including Tanner Chemical Company).

      (b) Medley Farm Superfund Site Cost Sharing Agreement dated July 31, 1992 entered into by William F. Lehr, the Estate of Ernest Blakely, Jr. and Evode-Tanner.

      (c) Release and Settlement Agreement dated October 24, 1996 as filed in the U.S. District Court for the District of South
            Carolina/Greenville Division in connection with Civil Action No. 6:93-1558-20.

All Target Companies

All matters disclosed in or arising out of facts and circumstances discussed in the following environmental reports:

      Environmental Review
      Darworth Company
      LaGrange, Georgia E098-068
      Prepared by Delta Environmental Consultants, Inc.
      October 1996

      Environmental Review
      Evode-Tanner Industries
      Greenville, South Carolina E096-068
      Prepared by Delta Environmental Consultants, Inc.
      October 1996

      Environmental Review
      LCCNAI - Mentor
      Mentor, Ohio E096-068
      Prepared by Delta Environmental Consultants, Inc.
      October 1996

      Environmental Review
      Mercer Products Company, Inc.
      Eustis, Florida E098-068
      Prepared by Delta Environmental Consultants, Inc.
      October 1996


                                   Schedule V

      Environmental Review
      Mercer Products Company, Inc.
      Laporte Construction Chemicals North America, Inc.
      Leased Warehouses:  Redmond, Washington; South Kearny, New
      Jersey; Rancho Cucamonga, California
      Delta Project No. E096-068
      Prepared by Delta Environmental Consultants, Inc.
      October 1996

Additional Liability to be Indemnified by Laporte pursuant to the Acquisition Agreement:

The following Third Party Claims (as such term is defined in the Acquisition Agreement) with respect to the facility indicated have been disclosed to the Partnership and will be subject to indemnification by Laporte in accordance with the Acquisition Agreement (The Partnership will have Principal Management (as defined in the Acquisition Agreement) of each of the following):

1.    Evode Tanner Industries, Inc. -- Greenville, SC

      (a) Fifty percent of repair costs for deformed structural beam in building 4. The Partnership's share of such costs will not be applied towards the thresholds specified in Section 8.4(a)(iv) of the Acquisition Agreement.

2.    Darworth Company, La Grange, GA

      (a) Third-Party Claims resulting from the fact that required storm water sampling was not completed in 1996.

      (b) Third-Party Claims resulting from possible organic solvent contamination occurring prior to the closing of the Acquisition Agreement within subsurface of the drainage ditch adjacent to the tank farm, as described in the Environmental Review of the Darworth Company by Delta Environmental consultants, Inc., dated October 1996.

3.    Mercer, Eustis, FL

      (a) Third-Party Claims brought during the six-month period following closing of the Acquisition Agreement regarding the OSHA citation prior to such closing relating to electrical wiring practices. Mercer will


                                   Schedule V
            take corrective action responsive to such citation prior to such closing.

4.    LCCNA, Mentor, OH

      (a) Third-Party Claims regarding the one-half of the underground storage tank that possibly does not meet Ohio UST regulations, unless LCCNA obtains regulatory approval of the existing system prior to the closing of the Acquisition Agreement (and LCCNA will use its reasonable efforts to obtain such approval).

      (b) Third-Party Claims resulting from mineral spirits spill (prior to the closing of the Acquisition Agreement) associated with UST's.


                                   Schedule V